As filed with the Securities and Exchange Commission on December 2, 2011

REGISTRATION NO. 333-171570
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203
Charlotte, NC  28277
(704) 366-5122
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive officers)

Michael D. Pruitt
Chief Executive Officer
11220 Elm Lane, Suite 203
Charlotte, NC  28277
(704) 366-5122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Joel D. Mayersohn, Esq.
Clint J. Gage, Esq.	Bruce C. Rosetto, Esq.
Roetzel & Andress	Greenburg Traurig, P.A.
350 East Las Olas Blvd., Ste. 1150	5100 Town Center Circle, Suite 400
Fort Lauderdale, FL 33301	Boca Raton, FL 37486
(954) 462-4150	(561) 955-7600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units, each consisting of: (2)	5,750,000	3.00	$17,250,000	$1,976.85

(i) one share of common stock; and	5,750,000	—	—	—

(ii) one warrant to purchase one share of common stock; and	5,750,000	—	—	—

Representative’s warrant (3)	400,000	—	—	—

Units issuable upon exercise of the representative’s warrants, each unit consisting of:	400,000	$3.45	$1,380,000	$158.15

(i) one share of common stock; and	400,000	—	—	—

(ii) one warrant to purchase one share of common stock (4)	400,000	—	—	—

Shares of common stock issuable upon exercise of the warrants including the warrants underlying the representative's warrant(2)	6,150,000	$3.25	$19,987,500	$2,290.57

Total			$38,617,500	$4,425.57

(1)	Offering price computed in accordance with Rule 457(g).

(2)	Includes 750,000 units which would be issued, or issuable, upon exercise of the underwriter's over-allotment option.

(3)	In connection with the sale of the units, the registrant will issue the representative of the underwriters a warrant to purchase up to 400,000 units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

i

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated December 2, 2011

Preliminary Prospectus

CHANTICLEER HOLDINGS, INC.

5,000,000 Units
Each Unit consisting of one share of common stock
and one warrant to purchase one share of common stock

This is a firm commitment public offering of Chanticleer Holdings, Inc. Each unit consists of one share of common stock and one warrant. We expect that the units will be offered at a price of $3.00 per unit. Each warrant entitles its holder to purchase one share of common stock at an exercise price of $3.25. The warrants are exercisable at any time after they become separately quotable and until their expiration on the fifth anniversary of the date of this prospectus. The warrants will be redeemable at our option for $____ per warrant upon 30 days' prior written notice beginning [__________] after the date of this prospectus, provided that our common stock has closed at a price of at least $5.00 per share for at least twenty (20) consecutive trading days. Initially the common stock and the warrant will only be quoted as part of a unit for a minimum of 30 days unless the representative of the underwriters determines that an earlier date is acceptable. No later than the 45th day following the date of this prospectus, the common stock and the warrants will be quoted separately, and the units will no longer be quoted.

We will notify our security holders regarding the separation of our units through the issuance of a press release and publication of a report on Form 8-K in advance of the date our units separate and the common stock and the warrants begin to be quoted separately.

Prior to this offering, our common stock was quoted on the OTC Bulletin Board under the symbol “CCLR.OB,” and there has been no public market for our units or the warrants. We anticipate that the units, common stock and the warrants will be quoted on the NYSE Amex. As of [___________], an application to have our securities quoted on the NYSE Amex has been filed, and it is a condition to the underwriters’ obligation to consummate this offering that such application be approved.

Investing in these units involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. We have not yet been profitable and have a history of losses. See "Risk Factors" on pages [_______] for factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the information contained herein.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$3.00	$15,000,000
Underwriting discounts and commissions (1)	$0.24	$1,200,000
Proceeds to us, before expenses	$2.76	$13,800,000

(1)	For a description of the compensation to be received by the underwriters in addition to the underwriting discount, see the "Underwriting," section of this prospectus.

The underwriters have the option to purchase up to an additional 750,000 units at the initial public offering price, less the underwriting discount, for up to 45 days from the date of this prospectus, to cover over-allotments, if any.

We have also agreed to pay Dawson James Securities, Inc., the representative of the underwriters of this offering, a non-accountable expense allowance equal to 2% of the total public offering price for the units offered by this prospectus and to issue to Dawson James Securities, Inc. a warrant to purchase 400,000 units identical to the units offered by this prospectus, having an exercise price of $3.45 per unit. The representative's warrants will be exercisable at any time beginning one year after the effective date of the registration statement, of which this prospectus is part, and will expire on the fifth anniversary of the effective date.

The underwriters expect to deliver the units to the purchasers on or about _________.

Dawson James Securities, Inc.

No dealer, salesperson or other person has been authorized to give any information other than that contained in this prospectus  or to make any representations in connection with the offer contained in this prospectus and, if give or made, such information or representations must not be relied upon as having been authorized by us.

Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of what we discuss in this prospect s. In making a decision to invest in the common stock, you must rely on your own examination of us and the terms of the offering and securities offered in this prospectus, including the merits and risks involved.

You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business a visor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in the prospectus.  It does not contain all of the information you consider before purchasing our units.  Therefore, you should read the prospectus in its entirety, including the risk factors and the other financial statements and related footnotes appearing elsewhere in this Prospectus.  Unless the context indicates otherwise, references to “we,” “us,” “our,” “Chanticleer” or the “company” generally refer to Chanticleer Holdings, Inc., a Delaware corporation, and its subsidiaries.

Our Business

Overview

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with locations in 44 states domestically and over 450 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and the sale of packaged food in supermarkets.

The following chart shows our operational structure after the consummation of this offering and the use of proceeds. [

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.   We based this decision on what we believe to be the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We continue to operate our management and consulting services segment, however we are focused on expanding our Hooters operations, and expect to use substantially all the net proceeds from this offering, in the following countries: South Africa, Brazil, Hungary, Australia and Europe.

How Chanticleer Obtains Hooters Franchises and Territories

Chanticleer identifies a target international territory and our CEO, Mike Pruitt, who is also on the Board of Hooters of America, Inc. (“HOA”), uses his contacts at HOA and also his own personal relationships to gather information on a possible partner/operator in specifically identified territories.  Concurrently we gather public information regarding the demographics and economics for that territory and analyze whether we believe the territory can support a successful Hooters restaurant or restaurants.

After we conclude that a territory meets our criteria for a successful Hooters franchise, we apply, along with our partner if there is one, for a franchise with HOA. The application includes our findings on the economics and demographics of the area as well as personal financial information of all the partners. HOA performs its own background checks, as well as third party market research and competitor data. After the application is accepted, a detailed business proposal is submitted by the franchisee, including a detailed analysis and history of the territory/country, a description of the first few proposed locations (including population, income levels and economic factors in the region). HOA performs its own due diligence on the application. If approved, the franchisee signs a franchise agreement for the territory, generally for a 20 year period and pays HOA an initial franchise fee of $75,000 for the first location and a $15,000 deposit on the other locations applied for. HOA is heavily involved in the site survey for each location. After the opening of a restaurant, the franchisee pays a  monthly continuing royalty fee to HOA based on gross revenue. The franchise agreement also requires that a certain percentage of gross revenue must be spent on marketing/advertising.

We were granted the Hooters franchise rights for the Republic of South Africa in June 2009. Specifically related to our South African franchise, our ongoing obligations to HOA are as follows:

•
4% of gross revenue is paid to HOA monthly as a continuing royalty fee for the first 18 months a restaurant is open. After this initial period, the rate is calculated based on the last 12 months revenue on a sliding scale. Currently our Durban location is our only location that has been open more than 18 months and the rate for the next 12 months has been set at 4%.

•	4% of gross revenue is to be spent on advertising and marketing.
•	Open seven locations by 12/31/14.

If any of these obligations are not met, HOA has the right to terminate our franchise agreement.

HOA’s obligations to us related to our South African franchise are as follows:

•	Advise us on locating and opening a completed restaurant, including supplier lists, acceptable site criteria, and architectural plan (at HOA’s option).
•	Provide us with management training and pre-opening training for non-management employees.
•	Advise us on operation, advertising and promotion.
•	Provide us with the requirements for a standardized system for accounting, cost control, and inventory control.

If any of these obligations are not met we have the right to terminate our franchise agreement.

This franchise agreement has a 20 year term beginning June 2009 for our initial restaurant and 20 years after the opening of each subsequent location. We may renew after the 20-year period with written notice 6 to 18 months prior to termination date, the signing of the then current form of franchise agreement , and a $25,000 fee per restaurant.

Hooters Assistance and Training to Franchisee Prior To and After Opening

After acceptance as a franchisee, Hooters requires employees/staff of franchisees to attend a 5 day seminar called “Hooters University” at Hooters corporate headquarters in Atlanta, Georgia. Attendees are educated in all aspects of operating a Hooters restaurant, including Hooters’ mission statement, menu, human resources, accounting, and employee recruitment and training. Subsequently each of key management staff are required to work in a Hooters Corporate restaurant for 4 additional weeks. Prior to the initial restaurant of a franchisee opening, Hooters assists with a site survey of the restaurant and sends staff for several weeks to the restaurant to further assist and train employees.

After opening, Hooters assists with marketing, food distribution, and worldwide purchasing contracts.

South Africa

We currently have three Hooters locations in South Africa in Cape Town, Durban and Johannesburg, which are owned by three companies which we control.  In order to obtain investor funds to pay for the initial costs involved in commencing operations for each of the South Africa locations, we agreed to allocate a portion of the profits from each restaurant such that the investors receive 80% of the net profits after taxation until they have received a return of their investment and a pre-tax annual compounded return on that investment of 20% (the “SA Return”).  Once the investors have received the SA Return, the investors are thereafter entitled to receive 20% of the SA Profits.

We formed a management company to operate the current South African Hooters locations.  We own 80% of the management company , with two members of local management owning the remaining 20%.  The management company currently charges a management fee of 5% of net revenues.  We have also received Hooters corporate site approval for our first 100% owned Hooters location in Emperors Palace Casino in Johannesburg.  We expect this location to open in January 2012.

Other Countries

We are currently targeting the following countries for the opening of additional restaurants:

•
Brazil - we are in the latter stages of acquiring development rights for Hooters in five states of Brazil, which would include Rio de Janeiro, although we do not presently have any agreement in writing.  We expect to partner with the current local franchisee who owns the Hooters franchise rights in the state of Sao Paolo and we anticipate we would own 60% of the entity holding the development rights, with our local partner owning the remaining 40%.

•
Hungary - we have applied to HOA for franchise rights in Hungary, where we anticipate we would own 80% of the entity holding the franchise rights, with our local partner owning the remaining 20%.  We anticipate that we will contract with our local partner, who we believe is an experienced franchise restaurateur, to manage the day-to-day operations of the locations, although we do not presently have any agreement in writing.

•
Australia - we are in the process of partnering with the current Hooters franchisee in a joint venture, although we do not presently have any agreement in writing.  The first Hooters restaurant under this joint venture (which would be the third Hooters restaurant currently open) is expected to open in January 2012 in Campbelltown, a suburb of Sydney.  We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.

•	Europe – we are in discussions with a current franchisee to purchase 100% of an existing Hooters location, however, we do not presently have any agreement in writing.

Acquisition of Hooters Restaurants

Our trend toward focusing on Hooters arose when the Company and our partners completed the acquisition of HOA and Texas Wings, Inc. ("TW") in 2011.  Our then wholly owned subsidiary, Chanticleer Investors, LLC (“Investors LLC”) and its three partners, H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, combined to form HOA Holdings, LLC ("HOA LLC") which created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide. The Company now owns approximately 14% of Investors LLC, which represents approximately 3% ownership interest in HOA LLC.  We presently have not received any revenue from our interest in HOA LLC, and will receive revenue, if any based on distributions from the entity.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition of HOA and TW.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II, which are affiliates of the Company.

Corporate Information

Our principal executive offices are located at 11220 Elm Lane, Suite 203, Charlotte, NC  28277.   Our web site is www.chanticleerholdings.com.  Information included or referred to on, or accessible through our website is not incorporated in this prospectus and is not a part of this prospectus.

The Offering

Securities Offered
5,000,000 units.  Each unit consists of one share of common stock and one redeemable warrant to purchase one share of stock.

Initially, the common stock and the warrants will be quoted only as a unit for a minimum of 30 days unless the representative of the underwriters determines that an earlier date is acceptable. No later than the 45th day following the date of this prospectus. the common stock and the warrant will each be quoted separately, and the units will no longer be quoted. We will notify our security holders regarding the separation of our units through the issuance of a press release and publication of a report on Form 8-K in advance of the date our units separate and the common stock and the warrants begin to be quoted separately.

Warrants
The warrant included in the units will be exercisable at any time after they become quoted separately and until either they are redeemed or they expire in accordance with their terms on the fifth anniversary of the date of this prospectus. The exercise price of a warrant is $3.25. Beginning [six] months after the date of this prospectus, the warrants will be redeemable at our option for $_____ per warrant upon 30 days' prior written notice, at any time after our common stock has closed at a price of at least $5.00 per share for at least twenty (20) consecutive trading days. The warrants may only be redeemed if we have a current and effective registration statement available covering the exercise of the warrants.

Securities Outstanding After This Offering

Units	5,000,000

Common Stock	7,498,724(1) shares

Warrants	5,400,000(1)

Use of Proceeds
The proceeds from the offering, less fees and expenses incurred by us in connection with the offering, are intended to be used for owning and operating international Hooters franchises and for general corporate purposes, including working capital.

Risk Factors
Investing in the units involves significant risks, including, but not limited to, the following: our limited operating history and history of losses; risks inherent in expansion of our operations; our lack of restaurant management experience; continued satisfactory relationship with HOA; and the limited public market for our securities. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus prior to investing in the units.

(1) The number of shares of our common stock to be outstanding after this offering excludes an aggregate of 4,814,018 additional shares of common stock and warrants issuable under various outstanding warrant agreements with expiration dates between October 1, 2016 and August 9, 2021, and exercise prices ranging from $2.75 to $3.50.

Unless we specifically state otherwise, the share information is as of _______, 2011 and reflects or assumes no exercise of outstanding options or warrants to purchase shares of our common stock, and no exercise of the over-allotment option.

OTC Bulletin Symbol for our Common Stock:  _____.OB

Proposed NYSE Amex Listing Symbol for Our Units, Common Stock and Warrants

We are applying for listing of our units, common stock and warrants on the NYSE Amex under the symbols:  _____, ______, _______, respectively.  No assurance can be given that our application will be approved.

Summary Historical Financial Information

The following table summarizes our financial data.  We have derived the following summary of our statements of operations data and balance sheet data for the nine (9) months ended September 30, 2011 and 2010 from our unaudited consolidated financial statements appearing elsewhere in this prospectus.  We have derived the following summary of our statements of operations data and balance sheet data for the fiscal years ended December 31, 2010 and 2009 from our audited financial statements appearing elsewhere in this prospectus.  The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.  Our pro forma balance sheet at September 30, 2011, reflects the anticipated proceeds to be received for the sale of 5,000,000 units in this offering by us at a public offering price of $3.00 per unit, after deducting the underwriting discount, the representative’s non-accountable expense allowance and the estimated offering expenses payable by us .

	Nine Months Ended				Year Ended
	September 30,				December 31,
	2011			2010	2010	2009

Statement of Operations Data:	As reported	Adjustment	Proforma	As reported	As reported	As reported

Revenues	$468,417			$80,504	$136,301	$602,978
Expenses	964,454			574,901	1,147,866	1,416,674
Net loss	$(496,037)			$(494,397)	$(1,011,565)	$(813,696)

Balance Sheet Data:

Current Assets	$464,868	$13,300,000	$13,764,868	$60,883	$158,718	$60,180
Working Capital (deficit)	(1,085,800)	13,300,000	12,214,200	(646,232)	(486,916)	(675,471)
Total assets	2,165,614	13,300,000	15,465,614	1,565,923	1,414,559	1,453,669
Total stockholders’ equity	376,920	13,300,000	13,676,920	422,308	82,425	718,018

The following table presents our statement of operations data assuming we owned 100% of the three Hooters South African stores from January 1, 2010 through September 30, 2011:

January 1, 2011 through September 30, 2011:	Durban (1)	Johannesburg (2)	CapeTown (3)	Total
Net sales	$1,027,726	$1,936,481	$400,058	$3,364,265
Cost of sales	373,587	710,937	157,668	1,242,192
Gross profit	654,139	1,225,544	242,390	2,122,073
Total Operating Expenses	519,485	1,019,216	183,461	1,722,162
EBITDA	134,654	206,328	58,929	399,911
Interest expense	3,877	7,802	2,658	14,337
Amortization and depreciation	48,931	137,076	24,937	210,944
Income taxes	22,919	17,207	8,774	48,900
	75,727	162,085	36,369	274,181
Net income	58,927	44,243	22,560	125,730

January 1, 2010 through September 30, 2011:	Durban (1)	Johannesburg (2)	CapeTown (3)	Total
Revenues	$2,980,651	$3,926,219	$400,058	$7,306,928
Cost of Goods Sold	990,026	1,319,970	157,668	2,467,664
Gross Profit	1,990,625	2,606,249	242,390	4,839,264
Operating expenses	1,450,766	1,871,220	183,461	3,505,447
EBITDA	539,859	735,029	58,929	1,333,817
Interest expense	8,902	13,926	2,658	25,486
Amortization and depreciation	117,043	235,998	24,937	377,978
Income taxes	114,586	135,831	8,774	259,191
Net income	$299,328	$349,274	$22,560	$671,162

(1) Durban location opened in December 2009 and reported revenues and expenses in 2010.
(2) Johannesburg location opened in June 2010.
(3) CapeTown location opened in June 2011.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "expects," "anticipates," "intends," "estimates," "plans," "believes," "seeks," "may," "should", "could" or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus s accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described below and other information included in this prospectus. The risks described below are not the only risks involved in an investment in our securities. The risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described below actually occur, our business, results of operations, and financial condition could suffer materially. In that event, the trading price and market value of our securities could decline, and you may lose all or part of your investment in our securities.

Risks Related to Our Company and Our Business

We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable.

We have incurred annual operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. At this time, our ability to generate sufficient revenues to fund operations is uncertain. For the fiscal year ended December 31, 2009, we had revenue of $602,978 and incurred a net loss of $813,696. For the fiscal year ended December 31, 2010, we had revenue of $136,301 and incurred a net loss of $1,011,565. For the nine months ended September 30, 2011, we had revenue of $468,417 and incurred a net loss of $496,037. Our total accumulated deficit through September 30, 2011, was $5,425,455.

As a result of our brief operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our activities. We cannot assure you that we will be profitable in the future. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected.

Our financial statements have been prepared assuming a going concern.

Our independent registered public accounting firm has expressed substantial doubt that our ability to continue as a going concern.  Our financial statements as of December 31, 2010, were prepared under the assumption that we will continue as a going concern for the next twelve (12) months.  Our independent registered public accounting firm has issued a report that include an explanatory paragraph referring to our losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available.  Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, obtaining further operating efficiencies, reducing expenditures and ultimately, create profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Our financial statements do not include adjustments that result from the outcome of this uncertainty.

Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks.

Consistent with our announced growth strategy, we are expanding the operation of our development of Hooters Restaurants, which are operations in a new and distinct line of business from our existing operations.  Development of a new business segment is a complex, may be costly and a time consuming process and may involve assets and operations in which we have limited operating experience.  Failure to timely and successfully develop this new line of business in conjunction with our existing operations may have a material adverse affect on our business, financial condition and results of operations.  The difficulties of integrating new business activities with existing operations include, among other things:  operating distinct business segments that require different operating strategies and different managerial expertise; necessity of coordinating organization systems and facilities in different locations; and integrating personnel with diverse backgrounds and organizational cultures.

There are risks inherent in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way.

We cannot project with certainty, nor do we make any representations regarding, the number of territories we will be able to acquire or the number of new restaurants we and our partners will open in accordance with our present plans and within the timeline or the budgets that we currently project. Our failure to effectively develop locations in new territories would adversely affect our ability to execute our business plan by, among other things, reducing our revenues and profits and preventing us from realizing our strategy. Furthermore, we cannot assure you that our new restaurants will generate revenues or profit margins consistent with those currently operated by us.

The number of openings and the performance of new locations will depend on various factors, including:

•	the availability of suitable sites for new locations;

•
our ability to negotiate acceptable lease or purchase terms for new locations, obtain adequate financing, on favorable terms, required to construct, build-out and operate new locations and meet construction schedules, and hire and train and retain qualified restaurant managers and personnel;

•	managing construction and development costs of new restaurants at affordable levels;

•	the establishment of brand awareness in new markets; and

•	the ability of our Company to manage this anticipated expansion.

While the impact varies with the location and the qualifications of our partners, tight credit markets are generally making financing for construction and operation of restaurants more difficult to obtain on favorable terms.

Competition for suitable restaurant sites in target markets is intense. Not all of these factors are within our control or the control of our partners, and there can be no assurance that we will be able to accelerate our growth or that we will be able to manage the anticipated expansion of our operations effectively.

We may be subject to general risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices.

If we grow as anticipated, our Company may be affected by risks inherent in the restaurant industry, including:

•	adverse changes in national, regional or local economic or market conditions;

•	increased costs of labor;

•	increased costs of food products;

•	availability of, and ability to obtain, adequate supplies of ingredients that meet our quality standards;

•	increased energy costs;

•	management problems;

•	increases in the number and density of competitors;

•	changing consumer tastes, habits and spending priorities;

•	changing demographics;

•	changes in government regulation; and

•	local, regional or national health and safety matters.

Our Company may be the subject of litigation based on discrimination, personal injury or other claims. We can be adversely affected by publicity resulting from food quality, illness, injury or other health concerns or operating issues resulting from one restaurant or a limited number of restaurants in our system. None of these factors can be predicted with any degree of certainty, and any one or more of these factors could have a material adverse effect on our Company.

There is intensive competition in our industry, and we will be competing with national, regional chains and independent restaurant operators.

The restaurant industry is intensely competitive. Moreover, the retail food industry in general is highly competitive and includes highly sophisticated national and regional chains. Our sector is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambiance and condition of each restaurant. While we strive to differentiate ourselves through the items we offer on our menu and the environment in which they are offered, we will, nonetheless, be required to compete with national and regional chains and with independent operators for market share, access to desirable locations and recruitment of personnel. No assurances can be given that we will have the financial resources, distribution ability, depth of key personnel or marketing expertise to compete successfully in these markets.

Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements.

Our rights to operate and franchise Hooters-branded restaurants and therefore our ability to conduct our business derive principally from the rights granted or to be granted to us by Hooters in our franchise agreements.  As a result, our ability to continue operating in our current capacity is dependent on the continuation and renewal of our contractual relationship with Hooters.

In the event Hooters does not grant us franchises to acquire additional locations, we would be unable to operate Hooters-branded restaurants, identifying our business with Hooters and using any Hooters’ intellectual property. As the Hooters’ brand and our relationship with Hooters are among our competitive strengths, the failure to grant or the expiration or termination of the franchise agreements would materially and adversely affect our business, results of operations, financial condition and prospects.

Our business depends on our relationship with Hooters and changes in this relationship may adversely affect our business, results of operations and financial condition.

Our rights to operate Hooters-branded restaurants and therefore our ability to conduct our business derive principally from the rights granted to us by Hooters in the franchise agreements.  As a result, our revenues are dependent on the continued existence of our contractual relationship with Hooters.

Pursuant to the franchise agreements, Hooters has the ability to exercise substantial influence over the conduct of our business.  We must comply with Hooters’ high quality standards, we cannot transfer the equity interests of our subsidiaries, we own without Hooters’ consent, and Hooters has the right to control many of the locations’ daily operations.

Notwithstanding the foregoing, Hooters has no obligation to fund our operations.  In addition, Hooters does not guarantee any of our financial obligations, including trade payables or outstanding indebtedness, and has no obligation to do so.

If the terms of the franchise agreements excessively restrict our ability to operate our business or if we are unable to satisfy our obligations under the franchise agreements, our business, results of operations and financial condition would be materially and adversely affected.

We do not have full operational control over the businesses of our franchise partners.

We are and will be dependent on our partners to maintain Hooters’ quality, service and cleanliness standards, and their failure to do so could materially affect the Hooters’ brand and harm our future growth.  Although we intend to exercise significant control over partners through agreements, our partners will have some flexibility in the operations, including the ability to set prices for our products in their restaurants, hire employees and select certain service providers.  In addition, it is possible that some partners may not operate their restaurants in accordance with our quality, service and cleanliness, health or product standards.  Although we will take corrective measures if partners fail to maintain Hooters’ high quality, service and cleanliness standards, we may not be able to identify and rectify problems with sufficient speed and, as a result, our image and operating results may be negatively affected.

A failure by Hooters to protect its intellectual property rights, including its brand image, could harm our results of operations.

The profitability of our business depends in part on consumers’ perception of the strength of the Hooters brand. Under the terms of our franchise agreements , we are required to assist Hooters with protecting its intellectual property rights in our jurisdictions. Nevertheless, any failure by Hooters to protect its proprietary rights in the world could harm its brand image, which could affect our competitive position and our results of operations.

Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences.

Our success depends, in part, upon the popularity of our food products. Shifts in consumer preferences away from our restaurants or cuisine could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Increases in costs, including food, labor and energy prices, will adversely affect our results of operations.

Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us in the fiscal 2011 and beyond and may cause franchisees in our industry to delay construction of new restaurants and/or cause potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.

The growth of our Company is dependent on the skills and expertise of management and key personnel.

During the upcoming stages of our Company’s anticipated growth, we will be entirely dependent upon the management skills and expertise of our management and key personnel, including Michael Pruitt, our current Chairman and Chief Executive Officer. Mr. Pruitt also sits on HOA’s board of directors.  We would be materially adversely affected in the event that the services of Mr. Pruitt ceased to be available to us.

Our food service business and the restaurant industry are subject to extensive government regulation.

We are subject to extensive and varied country, federal, state and local government regulation, including regulations relating to public health and safety and zoning codes. We operate each of our locations in accordance with standards and procedures designed to comply with applicable codes and regulations. However, if we could not obtain or retain food or other licenses, it would adversely affect our operations. Although we have not experienced, and do not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular restaurant or group of restaurant.

We may be subject to significant foreign currency exchange controls in certain countries in which we operate.

Certain foreign economies have experienced shortages in foreign currency reserves and their respective governments have adopted restrictions on the ability to transfer funds out of the country and convert local currencies into U.S. dollars. This may increase our costs and limit our ability to convert local currency into U.S. dollars and transfer funds out of certain countries. Any shortages or restrictions may impede our ability to convert these currencies into U.S. dollars and to transfer funds, including for the payment of dividends or interest or principal on our outstanding debt. In the event that any of our subsidiaries are unable to transfer funds to us due to currency restrictions, we are responsible for any resulting shortfall.

Our foreign operations subject us to risks that could negatively affect our business.

We expect all of our restaurants will be operated in foreign countries and territories outside of the U.S., and we intend to continue expansion of our international operations.  As a result, our business is increasingly exposed to risks inherent in foreign operations.  These risks, which can vary substantially by market, include political instability, corruption, social and ethnic unrest, changes in economic conditions (including wage and commodity inflation, consumer spending and unemployment levels), the regulatory environment, tax rates and laws and consumer preferences as well as changes in the laws and policies that govern foreign investment in countries where our restaurants are operated.

In addition, our results of operations and the value of our foreign assets are affected by fluctuations in foreign currency exchange rates, which may adversely affect reported earnings.  More specifically, an increase in the value of the United States Dollar relative to other currencies, such as the Australian Dollar, the Brazilian Real, the British Pound, the Euro, and the South African Rand could have an adverse effect on our reported earnings.  There can be no assurance as to the future effect of any such changes on our results of operations, financial condition or cash flows.

We may not attain our target development goals and aggressive development could cannibalize existing sales.

Our growth strategy depends in large part on our ability to increase our net restaurant count in markets outside the United States.  The successful development of new units will depend in large part on our ability and the ability of our franchisees/partners to open new restaurants and to operate these restaurants on a profitable basis.  We cannot guarantee that we, or our franchisees/partners, will be able to achieve our expansion goals or that new restaurants will be operated profitably.  Further, there is no assurance that any new restaurant will produce operating results similar to those of our existing restaurants.  Other risks which could impact our ability to increase our net restaurant count include prevailing economic conditions and our, or our franchisees’/partners’, ability to obtain suitable restaurant locations, obtain required permits and approvals in a timely manner and hire and train qualified personnel.

Our franchisees/partners also frequently depend upon financing from banks and other financial institutions in order to construct and open new restaurants.  If it becomes more difficult or expensive for our franchisees/partners to obtain financing to develop new restaurants, our planned growth could slow and our future revenue and cash flows could be adversely impacted.

In addition, the new restaurants could impact the sales of our existing restaurants nearby.  It is not our intention to open new restaurants that materially cannibalize the sales of our existing restaurants.  However, as with most growing retail and restaurant operations, there can be no assurance that sales cannibalization will not occur or become more significant in the future as we increase our presence in existing markets over time.

Current conditions in the global financial markets and the distressed economy may materially adversely affect our business, results of operations and ability to raise capital.

Our business and results of operations may be materially affected by conditions in the financial markets and the economy generally. The stress being experienced by global financial markets that began in late 2007 continued and substantially increased during 2008 and into 2009. The volatility and disruption in the financial markets have reached unprecedented levels. The availability and cost of credit has been materially affected. These factors, combined with volatile oil prices, depressed home prices and increasing foreclosures, falling equity market values, declining business and consumer confidence and the risks of increased inflation and unemployment, have precipitated an economic slowdown and severe recession. These events and the continuing market upheavals may have an adverse effect on us, our suppliers and our customers. The demand for our products could be adversely affected in an economic downturn and our revenues may decline under such circumstances.

Furthermore, the fixed-income markets are experiencing a period of both extreme volatility and limited market liquidity, which has affected a broad range of asset classes and sectors. Equity markets have also been experiencing heightened volatility. We may find it difficult, or we may not be able, to access the credit or equity markets, or we may experience higher funding costs as a result of the current adverse market conditions. Continued instability in these markets may limit our ability to access the capital we require to fund and grow our business.

We depend on our key personnel and if they would leave us, our business could be adversely affected.

We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, Michael D. Pruitt. The loss of services of Mr. Pruitt or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

•	they have specialized knowledge about our company and operations;
•	they have specialized skills that are important to our operations; or
•	they would be particularly difficult to replace.

We do not have employment agreements with any of our officers.

Risks Related to Our Common Stock

Our stock price has experienced price fluctuations.

There can be no assurance that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our common stock may be significantly affected by one or more of the following factors:

•	announcements or press releases relating to the biopharmaceutical sector or to our own business or prospects;

•	regulatory, legislative, or other developments affecting us or the healthcare industry generally;

•	sales by holders of restricted securities pursuant to effective registration statements or exemptions from registration; and

•	market conditions specific to biopharmaceutical companies, the healthcare industry and the stock market generally.

There may be a limited public market for our securities; we presently fail to qualify for listing on any national securities exchanges.

Our common stock currently does not meet all of the requirements for initial listing on a registered stock exchange. Trading in our common stock continues to be conducted on the electronic bulletin board in the over-the-counter market. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of our common stock, and our common stock may be less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. In connection with this offering, we have applied for listing of our units, common stock and warrants on NYSE Amex under the symbols “____,” “____” and “____.” respectively. No assurance can be given that our application will be approved, and it is a condition to the underwriters’ obligation to consummate this offering that such application be approved.

Our common stock has historically been a “penny stock” under SEC rules. It may be more difficult to resell shares of common stock classified as “penny stock”.

Our common stock has historically been a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per share price below $5.00). These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

In the past, we have issued common stock, convertible securities (such as convertible preferred stock and notes) and warrants in order to raise money. We have also issued common stock as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Of the approximately 2.5 million shares of our common stock outstanding as of November 29, 2011, approximately 2.0 million shares are freely tradable without restriction as of that date. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

While the public warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the public warrants are outstanding, the holders of the public warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these public warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

The redemption of the public warrants issued in this offering may require potential investors to sell or exercise the public warrants at a time that may be disadvantageous for them.

At any time beginning six months after the date of this prospectus, provided that our common stock has closed at a price of at least $5.00 per share for at least twenty (20) consecutive trading days, we may redeem the outstanding public warrants, in whole or in part, upon not less than 30 days' notice, at a price of $____ per warrant. The terms of our warrants prohibit us from redeeming them unless we have a current and effective registration statement available covering the exercise of the warrants. If we exercise our right to redeem the public warrants, they will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $____ per warrant. Notice of redemption of the public warrants could force holders to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends and there can be no assurance that cash dividends will ever be paid on our common stock.

We may issue additional shares of our common stock, which could depress the market price of our common stock and dilute your ownership.

Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. Furthermore, the issuance of any additional shares of our common stock, including those pursuant to the Offered Warrants subject to this offering, or securities convertible into our common stock could be substantially dilutive to holders of our common stock if they do not invest in future offerings.

Our stock price may be volatile.

The trading price of our common stock is expected to be subject to significant fluctuations in response to various factors including, but not limited to, the following:

•	quarterly variations in operating results and achievement of key business metrics;
•	changes in earnings estimates by securities analysts, if any;
•	any differences between reported results and securities analysts’ published or unpublished expectations;
•	announcements of new contracts or service offerings by us or our competitors;
•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;
•	shares being sold pursuant to Rule 144 or upon exercise of warrants;
•	our ability to obtain working capital financing; and
•	general economic or stock market conditions unrelated to our operating performance.

The securities market in recent years has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations as well as general economic conditions may also materially and adversely affect the market price of our common stock.

Director and officer liability is limited.

As permitted by Delaware law, our by-laws limit the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our by-law provisions and Delaware law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our by-laws and indemnification agreements entered into by our company with each of the officers and directors provide that we shall indemnify our directors and officers to the fullest extent permitted by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units that we are offering, assuming gross proceeds of $15.0 million, will be approximately $13.3 million, after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $15.3 million if the underwriter’s over-allotment is exercised in full.

We expect to use any proceeds received from this offering as follows:

•
$11.2 million for investment in Hooters international franchises – presently we have agreements in place for Campbletown (Australia) and Emperors Palace (South Africa).  We anticipate acquiring development rights in part of Brazil, Hungary, and Europe shortly.  Approximately $5.0 million is for purchasing interests in existing international Hooters locations, including ones we presently operate, $5.6 million for buildout and startup costs on eight locations and $0.6 million is for Hooters franchise rights;

•
$1.5 million to payoff existing debt – estimated balance of our bank line of credit, which currently has an annual interest rate of 4.5% (0.5 % over Wall Street Journal Prime rate, or floor of 4.5%, whichever is higher) and matures on August 20, 2012;

•	$0.6 million for general corporate working capital.

The projected expenditures shown above are only estimates or approximations.  We expect the proceeds from this offering together with revenues generated from our business, will be sufficient to cover our anticipated capital requirements for at least the next 24 months.  Until we are able to apply the net proceeds of this offering to the uses described above, we intend to invest the proceeds in short term investment grade securities.  Any proceeds received from the exercise of warrants will be used for working capital.

CAPITALIZATION

 The following table sets forth at September 30, 2011 (i) our actual capitalization and (ii) our capitalization on a pro forma basis, reflecting proceeds from the sale of 5,000,000 units in this offering by us at a public offering price of $3.00 per unit, after deducting the underwriting discount, the representative's non-accountable expense allowance, and the estimated offering expenses payable by us.

You should read this capitalization table together with the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and with our financial statements and accompanying notes included elsewhere in this prospectus.

		Pro Forma
	Actual	As Adjusted
Common stock, 2,498,724 shares at September 30, 2011;
7,498,724 shares on a pro forma basis	$301	$801
Additional paid-in capital	6,436,348	19,735,848
Other stockholders' equity	(634,274)	(634,274)
Accumulated deficit	(5,425,455)	(5,425,455)
Stockholders' equity	$376,920	$13,676,920

The information in the table above excludes shares of common stock issuable upon the exercise of the warrants, the underwriters' over allotment option, the representative's warrants or any shares issuable upon the exercise of any warrants which were outstanding on the date of this prospectus.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock has traded on the OTCBB under the symbol “CCLR” since June 27, 2005.

The high and low sales prices on the OTCBB for the common stock were as follows:

	High		Low
First Quarter, 2011		$3.38		$2.12
Second Quarter, 2011		$3.20		$2.09
Third Quarter, 2011		$3.00		$2.15
Fourth Quarter, 2011	$		$

Year ended December 31, 2010
First Quarter		$4.25		$2.50
Second Quarter		$4.25		$2.60
Third Quarter		$4.25		$3.50
Fourth Quarter		$4.25		$3.01

Year ended December 31, 2009
First Quarter		$5.75		$1.01
Second Quarter		$5.55		$3.00
Third Quarter		$5.40		$2.25
Fourth Quarter		$5.50		$2.05

Year ended December 31, 2008
First Quarter		$8.00		$5.40
Second Quarter		$7.00		$5.10
Third Quarter		$7.00		$5.75
Fourth Quarter		$7.00		$5.50

As of September 29, 2011 , there were approximately 180 holders of record of our common stock according to the records of our transfer agent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Analysis of Business

The Company currently operates in two principal segments, management services and ownership of restaurant franchises in South Africa.  Management services have included management of Investors LLC and Investors II; and will include management services provided to CDF after its registration statement becomes effective.  In addition, the Company also provides management services to certain other companies with services generally paid for with common stock.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.

Operation of Hooters restaurants ("Restaurants")

Hooters South Africa - On April 23, 2009, the Company's wholly owned subsidiary, Chanticleer Holdings Limited, a Bailiwick of Jersey company (“CHL”), through its 50% ownership of Chanticleer & Shaw (Pty.) Ltd., a South African private company (“C&S Ltd.”), entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The current plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations effective January 1, 2010.  A location in Johannesburg opened in June 2010 and the third location opened in Cape Town during June of 2011.  A fourth location at Emperor's Palace Casino in Johannesburg is expected to open in January 2012.

During September 2011, CHL acquired the remaining 50% ownership of C&S Ltd. and now owns all of the outstanding securities of that entity.

Hooters Australia - We are partnering with the current Hooters franchisee in a joint venture[, although we do not presently have any agreement in writing].  The first Hooters restaurant anticipated to be opened under this joint venture (which will be the third Hooters restaurant to be opened in Australia) is expected to open in January 2012 in Campbelltown, a suburb of Sydney and we anticipate that we will own a 49% interest[, although we do not presently have any agreement in writing].

Financial information regarding the Company's segments is as follows for the nine months ended September 30, 2011 and 2010.

Nine months ended September 30, 2011

	Management	Restaurants	Total

Revenues	$468,417	$-	$468,417

Interest expense	$63,876	$-	$63,876

Depreciation and amortization	$7,573	$-	$7,573

Profit (loss)	$(365,191)	$(9,256)	$(374,447)
Investments and other			(122,966)
			(497,413)
Non-controlling interest			1,376
			$(496,037)

Nine months ended September 30, 2010

	Management	Restaurants	Total

Revenues	$80,504	$-	$80,504

Interest expense **	$104,396	$-	$104,396

Depreciation and amortization	$8,281	$-	$8,281

Profit (loss)	$(681,141)	$42,850	$(638,291)
Investments and other			143,464
			(494,827)
Non-controlling interest			430
			$(494,397)

** includes $49,994 fro the beneficial conversion feature of converetible notes payable.

Comparison of three months ended September 30, 2011 and 2010

Revenues amounted to ($5,726) in the three months ended September 30, 2011, as compared to $9,250 in the year earlier period and is summarized as follows.

	2011	2010

HOA LLC acquisition	$-	$-
Investors II	-	-
Investors LLC	-	6,625
Total cash	-	6,625
HOA LLC consulting accrual	25,000	-
Investors II accrual	(30,726)	-
Amortization of deferred revenue	-	2,625
	$(5,726)	$9,250

The Company received cash of $6,625 during the three months ended September 30, 2010 and none in the three months ended September 30, 2011.  The Company has a consulting agreement with HOA LLC and is scheduled to receive $100,000 in January of each year for director and other services provided by Mr. Pruitt, three months of which was accrued during the quarter ended September 30, 2011.  The Investors II accrual is for management services rendered to Investors II which is calculated based on fund performance and is paid after the end of each year.  The market decline during the third quarter resulted in a year-to-date loss in the Investors II fund and the previous year-to-date management fee accrual was reversed.  The amortization of deferred revenue is the consulting and management fees received by the Company in the form of stock that is earned over an extended period, generally one year.

General and administrative expenses consisted of the following for the three months ended September 30, 2011 and 2010:

	2011	2010

Professional services and fees	$85,431	$30,350
Payroll	118,970	87,107
Travel and entertainment	21,482	5,337
Other	54,563	40,383

	$280,446	$163,177

Professional services and fees increased primarily due to retaining a PR firm.  Payroll increased $31,863 in 2011 as compared to 2010, primarily due to hiring two additional people in 2011, one of which was temporary and has now left the Company.  Travel cost increases are primarily the result of increased travel associated with management services for HOA LLC and the pursuit of Hooters opportunities during the quarter.

Other income (expense) consists of the following for the three months ended September 30, 2011 and 2010.

	2011	2010

Realized gain from sale of investments	$-	$(1,658)
Equity in earnings (losses) of investments	(20,820)	21,597
Other than temporary decline in available-for-sale securities	(147,973)	-
Interest and other income	-	11,500
Interest expense	(41,190)	(27,421)
	$(209,983)	$4,018

Equity in earnings (losses) of investments in 2011 and 2010 represents the Company's share of net earnings (losses) from its investment in restaurants in South Africa.  During the third quarter of 2011, the Company acquired the other 10% GP interest and took over operations of the restaurants.  A loss resulted during the quarter as a result of adjustments that were made when a number of obligations were discovered upon completion of an internal review.

The Company recorded an other than temporary decline in available-for-sale securities during the quarter ended September 30, 2011 in the amount of $147,973.

Interest and other income in 2010 included interest income from the Company's investment in Investors.  This investment was converted to an investment in common stock in January 2011.

Interest expense was higher during the 2011 quarter than the 2010 period, due to the amortization of the warrant value of $12,588 during the 2011 quarter.  The warrants were issued as a part of the fee paid to a shareholder for collateralizing the Company's $2,000,000 line of credit.

Comparison of nine months ended September 30, 2011 and 2010

Revenues amounted to $468,417 in the nine months ended September 30, 2011, as compared to $80,504 in the year earlier period and is summarized as follows.

	2011	2010

HOA LLC acquisition	$400,000	$-
Investors II	-	11,171
Investors LLC	-	19,875
Total cash	400,000	31,046
HOA LLC consulting accrual	66,667	-
Investors II accrual	-	-
Efftec International shares for management fee	-	22,500
Amortization of deferred revenue	1,750	26,958
	$468,417	$80,504

The Company received cash of $400,000 and $24,421 during the nine months ended September 30, 2011 and 2010, respectively.  The $400,000 received in 2011 was for services provided in completion of the purchase of HOA and TW by HOA LLC.  The Company has a consulting agreement with HOA LLC and is scheduled to receive $100,000 in January of each year for director and other services provided by Mr. Pruitt, eight months of which was accrued at September 30, 2011.  Investors II had negative fund performance on a year-to-date basis as noted in the discussion of the three months ended September 30, 2011 and the year-to-date accrual for management services rendered to Investors II was reversed.  The amortization of deferred revenue is the consulting and management fees received by the Company in the form of stock that is earned over an extended period, generally one year.

General and administrative expenses consisted of the following for the nine months ended September 30, 2011 and 2010:

	2011	2010

Professional services and fees	$214,645	$124,018
Payroll	356,701	388,074
Travel and entertainment	52,052	27,167
Other	146,333	117,990

	$769,731	$657,249

Professional services and fees increased $90,627 (73%) in 2011 from the 2010 amount, primarily due to retaining a PR firm and due to the additional legal services encountered with raising funds and acquisitions.  Payroll costs decreased $31,373 (8%) primarily due to staff reductions after the first quarter of 2010 for personnel employed primarily to assist the Company in raising funds.  Travel and entertainment costs increased primarily due to additional travel requirements for HOA LLC and due to travel associated with the pursuit of Hooters opportunities.

Other income (expense) consists of the following for the nine months ended September 30, 2011 and 2010.

	2011	2010

Realized gain from sale of investments	$19,991	$149,350
Other than temporary decline in available-for-sale securities	(147,973)	(40,386)
Equity in earnings (losses) of investments	(9,256)	42,850
Interest and other income	5,016	34,500
Interest expense	(63,876)	(104,396)
	$(196,098)	$81,918

The Company realized a gain of $19,991 from sales of DineOut shares during the 2011 period and realized a gain of $149,350 primarily from sales of DineOut shares during the 2010 period.

The Company recorded a loss from an other than temporary decline in its available-for-sale securities of $147,973 and $40,386 in the nine months ended September 30, 2011 and 2010.  In 2011, the loss included $124,573 from HiTech Stages, $22,500 from EffTec International and $900 from Remodel Auction.  The loss in 2010 included $39,100 for Remodel Auction and $1,286 for Syzygy.

Equity in earnings (losses) of investments in 2011 and 2010 represents the Company's share of net earnings (losses) from its investment in restaurants in South Africa.  During the third quarter of 2011, the Company acquired the other 10% GP interest and took over operations of the restaurants.
A loss resulted during the quarter as a result of adjustments that were made when a number of obligations were discovered upon completion of an internal review.

Interest expense was higher during the 2010 period primarily due to the amortization of the beneficial conversion feature on new convertible notes of $49,994.  The convertible notes were all exchanged for our common stock on March 30, 2011.  The Company executed a line-of-credit with its bank in August 2011 and substantially increased debt to expand its investments in Hooters restaurants.  During the three months ended September 30, 2011, the Company recorded $12,588 in amortization of the value of warrants in interest expense.  The warrants were issued as a part of the fee paid to a shareholder for collateralizing the Company's $2,000,000 line of credit.

Comparison of year ended December 31, 2010 and 2009

Revenue

Revenue amounted to $136,301 in 2010 and $602,978 in 2009.  Cash revenues were $84,218 in 2010 and $74,250 in 2009.  Non-cash revenues from management fees include $52,083 in 2010 and included $504,167 in 2009 which was recognized from the receipt of securities for our services.  In addition, 2009 included revenues from a related party of $24,000 which was included in bad debt expense in 2010.  The majority of our cash revenues are management fees from Investors LLC and Investors II.

The fair value of the equity instruments received was determined based upon the stock prices as of the date we reached an agreement with the third party.  The terms of the securities are not subject to adjustment after the measurement date.  See Note 3 of the consolidated financial statements for details.

General and Administrative Expense (“G&A”)

G&A amounted to $946,189 in 2010 and $816,198 in 2009.  The more significant components of G&A are summarized as follows:

	2010	2009

Professional fees	$106,594	$106,379
Payroll	490,690	385,320
Travel and entertainment	42,950	57,120
Accounting and auditing	67,914	59,675
Director fees	42,500	-
Bad debt expense	24,907	-
Other G&A	170,634	207,704
	$946,189	$816,198

G&A costs are expected to continue at approximately the same level as 2010, $235,000 per quarter, with the costs associated with the activities of the management services to be provided to CDF increasing.  Revenue is expected to exceed this increase in expense.

Payroll costs increased in 2010 due to the addition of two employees to assist the Company in raising funds.  Both of these employees have now left the Company.

Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for current and prior director fees.  The stock was valued at $42,500 based on the closing price of the common stock on that date.

The Company recognized a bad debt in the amount of $24,907 in 2010 for prior management services of $24,000 and expense advances of $907 owed by Green St. Energy, Inc., a company for which the Company previously provided management services.

Deferred acquisition costs

FASB ASC 805-10-25-23 replaced prior guidance and became effective January 1, 2009.  Acquisition-related costs are defined as costs the acquirer incurs to effect a business combination and further provides that the acquirer shall account for acquisition-related costs as expenses in the periods in which the costs are incurred and the services received.  Pursuant to the Company's planned acquisition of HI, the Company incurred $279,050 in acquisition-related costs which were capitalized in 2008 pursuant to accounting guidance in effect at that time.

FASB ASC 805-10-25-23 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 15, 2008.  Accordingly, on January 1, 2009 the Company charged its previously capitalized acquisition costs to expense on that date.

Asset Impairment

In 2010, the Company recorded an impairment of $250,000 for our equity interest in BreezePlay as a result of it not being able to raise sufficient capital to complete its business plan and substantially ceasing operation.  In 2009, the Company recorded an impairment of our equity investment in Confluence Partners of $50,000 due to the uncertain SPAC market.

Other Income (Expense)

Other income (expense) consisted of the following at December 31, 2010 and 2009:

	2010	2009
Other income (expense):
Equity in earnings of investments	$58,337	$23,000
Realized gains from sale of investments	106,035	58,697
Interest expense	(140,016)	(33,914)
Interest income	46,000	23,000
Miscellaneous income	-	50
Other than temporary decline in available-for-sale securities	(40,386)	(342,259)
	$29,970	$(271,426)

Equity in Earnings of Investments

Equity in earnings of investments includes our share of earnings from investments in which we own at least 20% and are being accounted for using the equity method.  This included income from the Hoot SA partnerships in 2010 of $58,337 and from Investors of $23,000 in 2009.

Realized Gains from Sale of Investments

Realized gains are recorded when investments are sold and include transactions in 2010 from a gain on sales of DineOut of $157,807, a loss on sales of Vought Defense Systems of $58,355 and a gain on sales of Healthsport of $6,583 and in 2009 from marketable equity securities for $8,697 and a $50,000 gain from the exchange of our oil and gas property investment for marketable equity securities.

Interest Expense

Interest expense increased in 2010 from 2009 primarily due to the addition of convertible notes payable in the amount of $686,500 in 2010.

Interest Income

Interest income includes our earnings from Investors for all of 2010 and in 2009, after we sold 1/2 of our 23% investment in May 2009.

Other than Temporary Decline in Available-for-Sale Securities

The Company determined that its investment in available-for-sale securities had an other than temporary decline in value and recorded a realized loss in the amount of $40,386 and $342,259 in 2010 and 2009, respectively.  Valuations were determined based on the quoted market price for the stock on December 31, 2010 and 2009, respectively.

Liquidity and Capital Resources

At September 30, 2011 and December 31, 2010, the Company had current assets of $464,868 and $158,718; current liabilities of $1,550,668 and $645,634; and a working capital deficit of $1,085,800 and $486,916, respectively.  The Company had a loss of $496,037 during the nine months ended September 30, 2011 and had an unrealized loss from available-for-sale securities of $224,240 resulting in a comprehensive loss of $720,277.

The Company's general and administrative expenses were $769,732 during the nine months ended September 30, 2011 as compared to $657,249 in the same period of 2010.  The Company expects its general and administrative cost to be approximately $250,000 for the fourth quarter of 2011.

As of September 30, 2011, the Company had raised the following amounts from limited partners and made its own LP contributions for its share of cost of the Durban and Johannesburg restaurants which opened in 2010 and the Cape Town restaurant which opened in June of 2011.  The Johannesburg and Cape Town restaurants are expected to require some additional funding to settle outstanding liabilities, but all are expected to operate with positive cash flow in the future.

	Durban	Johannesburg	Cape Town	Total

Other limited partners	$351,500	$412,500	$433,250	$1,197,250
Chanticleer LP interest	9,299	68,596	183,861	261,756
	$360,799	$481,096	$617,111	$1,459,006

The Company expects to meet its obligations in the next twelve months with some or all of the following:

• during the quarter ended September 30, 2011, the Company executed a line of credit with its bank in the amount of $2,000,000 and at September 30, 2011 had borrowed $920,000.  This line of credit was used for the buy-out of the other GP in South Africa and is planned to be used for investments in other countries, as discussed elsewhere herein.  The Company plans to sell its common stock in the future with the intended use of the funds to repay existing loans and complete restaurant expansion plans;
• the Company currently is receiving its share of earnings from the Durban and Johannesburg, South Africa restaurants which commenced operations in 2010 and will begin receiving its share of earnings from the Cape Town, South Africa location which opened in June of 2011; and
• the Company is funding the initial formation of Chanticleer Dividend Fund, Inc. ("CDF"), including the registration of its common stock.  The Company expects to get most of its capital outlay back after the registration statement becomes effective and CDF begins raising funds.

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists.  These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

Critical Accounting Policies

The SEC has suggested companies provide additional disclosure and commentary on their most critical accounting policies, which they defined as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition our most critical accounting policy is the valuation of our investments.  The methods, estimates and judgments we use in applying this accounting policy has a significant impact on the results we report in our financial statements.

We determine fair value to be the amount for which an investment could be exchanged in an orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale.  Our evaluation process is intended to provide a consistent basis for determining the fair value of our available-for-sale investments.  In summary, for individual securities classified as available-for-sale securities, an enterprise shall determine whether a decline in fair value below the amortized cost basis is other than temporary.  If the decline in fair value is judged to be other than temporary, the individual security shall be written down to fair value as a new cost basis and the amount of the write-down shall be included in earnings (accounted for as a realized loss).  The new cost basis shall not be changed for subsequent recoveries in fair value.  Subsequent increases in the fair value of available-for-sale securities shall be included in other comprehensive income and subsequent decreases in fair value, if not an other-than-temporary impairment, also shall be included in other comprehensive income.

The first step in the analysis is to determine if the security is impaired.  All of our available-for-sale securities were listed and we use the closing market price to determine the amount of impairment if any.  The second step, if there is an impairment, is to determine if the impairment is other than temporary.  To determine if a decline in the value of an equity security is other than temporary and that a write-down of the carrying value is required, we considered the following:

•	The length of the time and the extent to which the market value has been less than the cost;
•
The financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer such as changes in technology that may impair the earnings potential of the investment or the discontinuance of a segment of the business that may affect the future earnings potential; or

•	The intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Unless evidence exists to support a realizable value equal to or greater than the carrying value of the investment in equity securities classified as available-for-sale, a write-down to fair value accounted for as a realized loss should be recorded.  Such loss should be recognized in the determination of net income of the period in which it occurs and the written down value of the investment in the issuer becomes the new cost basis of the investment.

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received.  The Company also has equity investments in which it owns less than 20% which are stated at cost.  An impairment loss would be recorded whenever a decline in the value of an equity investment or investment carried at cost is below its carrying amount and is determined to be other than temporary.  In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

Commitments and Contingencies

Lease

Effective August 1, 2009, the Company entered into an office lease agreement for its office with a term of one year and monthly lease payments of $2,100.  During the quarter ended September 30, 2011, the lease term expired and the Company is continuing to occupy the space on a month-to-month basis.

Hooters South Africa

On April 23, 2009, the Company's wholly owned subsidiary, CHL, through its 50% ownership of C&S Ltd., entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The current plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations effective January 1, 2010.  A location in Johannesburg opened in June 2010 and the third location opened in Cape Town during June of 2011.  A fourth location at Emperor's Palace Casino in Johannesburg is expected to open in January 2012.  Our total expected cost is $850,000.

During September 2011, the Company acquired the remaining 50% ownership of C&S Ltd. and now owns all of the outstanding securities of that entity.

Hooters Australia

We are partnering with the current Hooters franchisee in a joint venture, although we do not presently have any agreement in writing.  The first Hooters restaurant under this joint venture (which would be the third Hooters restaurant to be opened in Australia) is expected to open in January 2012 in Campbelltown, a suburb of Sydney and we anticipate that we will own a 49% interest.

At September 30, 2011, we have advanced $250,000 of our expected total cost of $650,000 for our share of the Campbelltown location cost.  We have verbally agreed to participate in a second location in Australia under the same terms with an anticipated total cost for our share of $650,000.

Contractual Obligations

The table below sets forth our known contractual obligations as of September 30, 2011:

	Payments due by period
		Less than 1			More than
Contractual Obligations	Total	year	1-3 years	3-5 years	5 years
Long-Term Debt Obligations (1)	$269,148	$20,871	$248,277	$-	$-
Purchase Obligations (2)	3,800,000	1,250,000	2,550,000	-	-
Total	$4,069,148	$1,270,871	$2,798,277	$-	$-

(1) Represents the outstanding principal amounts and interest on all our long-term debt.
(2) Represents commitments for Hooters international restaurants in Australia and South Africa.

BUSINESS

Overview

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand in 44 states domestically and over 450 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and food being sold in supermarkets.

We expect to either  own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.  We based this decision on the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets.  Currently we are focused on:

How Chanticleer obtains Hooters locations and territories

Chanticleer identifies a target international territory and our CEO, Mike Pruitt, who is also on the Board of HOA, uses his contacts at HOA and also his own personal relationships to gather information on a possible partner/operator in specifically identified territories. Concurrently we gather public information regarding the demographics and economics for that territory and analyze whether we believe the territory can support a successful Hooters location or locations.

After we conclude that a territory meets our criteria for a successful Hooters franchise, we apply, along with our partner if there is one, for a franchise with HOA. The application includes our findings on the economics and demographics of the area as well as personal financial information of all the partners. HOA performs its own background checks, as well as third party market research and competitor data. After the application is accepted, a detailed business proposal is submitted by the franchisee, including a detailed analysis and history of the territory/country, a description of the first few proposed locations (including population, income levels and economic factors in the region). HOA performs its own due diligence on the application. If approved, the franchisee signs a franchise agreement for the territory, generally for a 20 year period and pays HOA an initial franchise fee of $75,000 for the first location and a $15,000 deposit on the other locations applied for. HOA is heavily involved in the site survey for each location. After the opening of a restaurant, the franchisee pays a  monthly continuing royalty fee to HOA based on gross revenue. The franchise agreement also requires that a certain percentage of gross revenue must be spent on marketing/advertising.

Hooters granted us non-exclusive franchise rights for the Republic of South Africa in June 2009. Specifically related to our South African franchise, our ongoing obligations to HOA are as follows:

•
4% of gross revenue is paid to HOA monthly as a continuing royalty fee for the first 18 months a restaurant is open. After this initial period, the rate is calculated based on the last 12 months revenue on a sliding scale. Currently our Durban location is our only location that has been open more than 18 months and the rate for the next 12 months has been set at 4%.

•	4% of gross revenue is to be spent on advertising and marketing.
•	Open seven locations by December 31, 2014.

If any of these obligations are not met, HOA has the right to terminate our franchise agreement.

HOA’s obligations to us related to our South African franchise are as follows:

•	Advise us on locating and opening a completed restaurant, including supplier lists, acceptable site criteria, and architectural plan (at HOA’s option).
•	Provide us with management training and pre-opening training for non-management employees.
•	Advise us on operation, advertising and promotion.
•	Provide us with the requirements for a standardized system for accounting, cost control, and inventory control.

If any of these obligations are not met we have the right to terminate our franchise agreement.

This franchise agreement has a 20 year term beginning June 2009 for our initial restaurant and 20 years after the opening of each subsequent location. We may renew after the 20-year period with written notice 6 to 18 months prior to termination date, the signing of the then current form of franchise agreement , and a $25,000 fee per restaurant.

Hooters assistance and training to franchisee prior to and after opening

After acceptance as a franchisee, Hooters requires employees/staff of franchisees to attend a 5 day seminar called “Hooters University” at Hooters corporate headquarters in Atlanta, Georgia. Attendees are educated in all aspects of operating a Hooters restaurant, including Hooters mission statement, menu, human resources, accounting, and employee recruitment and training. Subsequently each of key management staff are required to work in a Hooters Corporate restaurant for 4 additional weeks. Prior to the initial restaurant of a franchisee opening, Hooters assists with a site survey of the restaurant and sends staff for several weeks to the restaurant to further assist and train employees.

After opening, Hooters assists with marketing, food distribution, and worldwide purchasing contracts.

South Africa

The Company currently operates three Hooters locations in Cape Town, Durban and Johannesburg.  We employ approximately 180 employees at these locations, as well as five employees at our management company.  We have received Hooters corporate site approval for our first 100% owned Hooters location in Emperors Palace Casino in Johannesburg.  We expect this location to open in early 2012.

The Company formed CHL to own the Company's 50% interest in C&S Ltd.  During September 2011, the Company purchased the remaining 50% interest in C&S Ltd.  C&S Ltd. is the franchisee under the HOA franchise agreement for South Africa. Each restaurant is owned by a South African private company which we control.  For the first location in Durban, South Africa, we currently own 90% of the private company’s outstanding securities and the remaining 10% is owned by family members of our former partner in C&S Ltd.  For the second location in Johannesburg, South Africa, we currently own 95% of the private company’s outstanding securities and the remaining 5% is owned by family members of our former partner in C&S Ltd.  For the third location in CapeTown, South Africa, we currently own 100% of the private company’s outstanding securities.  In order to obtain investor funds to pay for the initial costs involved in commencing operations for each of the South Africa locations, we agreed to allocate a portion of the profits from each restaurant such that the investors receive 80% of the net profits after taxation (the “SA Profits”) until they have received a return of their investment and a pre-tax annual compounded return on that investment of 20% (the “SA Return”).  Once the investors have received the SA Return, the investor’s are thereafter entitled to receive 20% of the SA Profits.

The Company, concurrently with purchasing the remaining 50% interest in C&S Ltd., has formed a management company to operate the current South African Hooters locations.  The management company currently charges a management fee of 5% of net revenues. We own 80% of the management company, with key management owning the remaining 20%.

Other countries

•
Brazil - we are in the latter stages of acquiring development rights for Hooters in five states of Brazil, which would include Rio de Janeiro, although we do not presently have any agreement in writing.  We expect to partner with the current local franchisee who owns the Hooters franchise rights in the state of Sao Paolo and we anticipate we would own 60% of the entity holding the development rights, with our local partner owning the remaining 40%.

•
Hungary - we have applied to HOA for franchise rights in Hungary, where we anticipate we would own 80% of the entity holding the franchise rights, with our local partner owning the remaining 20%.  We anticipate that we will contract with our local partner, who we believe is an experienced franchise restaurateur, to manage the day-to-day operations of the locations, although we do not presently have any agreement in writing.

•
Australia - we are in the process of partnering with the current Hooters franchisee in a joint venture, although we do not presently have any agreement in writing.  The first Hooters restaurant under this joint venture (which would be the third Hooters restaurant currently open) is expected to open in January 2012 in Campbelltown, a suburb of Sydney.  We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.

•	Europe – we are in discussions with a current franchisee to purchase 100% of an existing Hooters location, however, we do not presently have any agreement in writing.

ACQUISITION OF HOOTERS RESTAURANTS

Our trend toward focusing on Hooters arose when the Company and our partners completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  On January 24, 2011, Investors LLC and its three partners, H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, combined to form HOA Holdings, LLC ("HOA LLC").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide. We now own approximately 14% of Investors LLC, which represents approximately 3% of HOA LLC. We presently have not received any revenue from our interest in HOA LLC, and will receive revenue, if any, based on distributions from the entity.
The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

NARRATIVE DESCRIPTION OF BUSINESS – SEGMENTS

The Company is organized into two active business segments as of the end September 30, 2011, the Management segment has been operating since our inception and the Restaurant Operations segment was added during 2009 and had its initial operations in 2010.  The insurance and specialized services segment is inactive at December 31, 2010 and was shut down during the third quarter of 2011.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.  The Company will also provide management services to CDF.

Insurance and specialized financial services

We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS was shut down during the third quarter of 2011.

INVESTMENTS MANAGED

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with HOA, collateralized by and convertible into 2% of HOA common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  The Company sold an additional $75,000 of its investment in December 2010, leaving it with a balance of $500,000 at December 31, 2010.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Chanticleer Investors II, LLC

On July 31, 2006, the Company formed Investors II.  Investors II began raising funds in January 2007 for the purpose of investing in publicly traded value securities and has now completed its fourth year of operations with $1,603,869 under management at December 31, 2010.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed Chanticleer Dividend Fund, Inc. ("CDF") under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

EMPLOYEES

At December 31, 2010 and 2009, we had 5 and 6 full-time employees, respectively.  Our employees are not represented by a labor union.  We have experienced no work stoppage and believe that our employee relationships are good.

PROPERTIES

Effective August 1, 2009, the Company entered into a new office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 203, Charlotte, NC 28277.  Currently we are operating under a month-to-month lease with the same terms.

Our office facilities are suitable and adequate for our business as it is presently conducted.

LEGAL PROCEEDINGS

We are not currently subject to any legal proceedings, nor, to our knowledge, is any legal proceeding threatened against us. However, from time to time, we may be a party to certain legal proceedings in the ordinary course of business.

GOVERNMENT REGULATION

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning, and building requirements. Each restaurant requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. In order to reduce this risk, restaurant employees are trained in standardized operating procedures designed to assure compliance with all applicable codes and regulations. In connection with our expansion into international markets, we are taking on additional responsibilities under the Foreign Corrupt Practices Act and similar local regulations. We will implement policies, procedures and training to ensure compliance with these regulations.

We and our partners are also subject to laws governing our relationship with employees. Our failure or the failure of our partners to comply with international, federal, state and local employment laws and regulations may subject us to losses and harm our brands. The laws and regulations govern such matters as wage and hour requirements; workers’ compensation insurance; unemployment and other taxes; working and safety conditions, and citizenship and immigration status. Significant additional government-imposed regulations and similar laws related to minimum wages, overtime, rest breaks, paid leaves of absence, mandated health benefits, may also impact the performance of company and franchised operations.  In addition, employee claims based on, among other things, discrimination, harassment, wrongful termination, wage and hour requirements, and payments to employees who receive gratuities may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such governmental regulations by the us or our partners are difficult to quantify.

We are also subject to licensing and regulation by international, state and local departments relating to the service of alcoholic beverages, health, sanitation, and fire and safety standards. Compliance with these laws and regulations may lead to increased costs and operational complexity and may increase our exposure to governmental investigations or litigation. In addition, we are subject to various state and federal laws relating to the offer and sale of franchises and the franchisor-franchisee relationship. [HOW DOES THIS APPLY?] In general, these laws and regulations impose specific disclosure and registration requirements prior to the sale and marketing of franchises and regulate certain aspects of the relationship between franchisor and franchisee. [HOW DOES THIS APPLY?]

COMPETITION

The restaurant industry is intensely competitive. We compete on the basis of the taste, quality and price of food offered, guest service, ambience, location, and overall dining experience. We believe that our attractive price-value relationship, the atmosphere of our restaurant, our focus on our guest and the quality and distinctive flavor of our food enable us to differentiate ourselves from our competitors. We believe we compete primarily with local and regional sports bars and national casual dining and quick casual establishments, and to a lesser extent with quick service restaurants such as wing-based take-out concepts. Many of our direct and indirect competitors are well-established national, regional or local chains and some have substantially greater financial and marketing resources than we do. We also compete with other restaurant and retail establishments for site locations and restaurant team members.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICER

The following section sets forth the names, ages and current positions with the Company held by the Directors and Executive Officer as of the date of this prospectus; together with the year such positions were assumed.  There is no immediate family relationship between or among any of the Directors or  the Executive Officer, and the Company is not aware of any arrangement or understanding between any Director or the Executive Officer and any other person pursuant to which he was elected to his current position.

Each Director and Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve or until his or her successor is elected.  The Company currently has five Directors.

NAME	AGE	POSITION

Michael D. Pruitt	50	President, CEO and Director since June 2005

Michael Carroll	62	Independent Director since June 2005

Brian Corbman	35	Independent Director since August 2005

Paul I. Moskowitz	54	Independent Director since April 2007

Keith Johnson	53	Independent Director since November 2009

Michael D. Pruitt

Michael Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments, in 1999.  In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm.  In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until Southern Cartridge was sold to Carolina Ribbon in 1992.  From 1992 to 1996, Mr. Pruitt worked at Ty Pruitt Trucking, which was sold in 1996 to Priority Freight Systems.  Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold, as a consultant.  He was the CEO from 2002-2005, President and Chairman of the Board of Onetravel Holdings, Inc. (formerly RCG Companies), a publicly traded holding company formerly listed on the AMEX.  Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business.   Mr. Pruitt is currently a director of North American Energy Resources, Inc. and CEO and director of Efftec International, Inc.

Michael Carroll

Michael Carroll currently owns and operates a sales and training consulting firm based in Richmond, Virginia.  Mr. Carroll has also served as a director for OneTravel Holdings, Inc., formerly RCG Companies Incorporated, from January of 2004 until February 2005.  He previously spent 22 years in the distribution business, 19 of which were in computer products distribution.  In 1978, Mr. Carroll founded MicroMagnetic, Inc., a computer supply distribution company that he sold to Corporate Express in 1997.  From 1997 to 1999, he was a division president at Corporate Express, a publicly traded business-to-business office products and service provider.  He holds a Bachelor’s Degree in Business Management from The College of William & Mary in Williamsburg, Virginia, and a Master’s Degree in Business Administration from Virginia Commonwealth University. Mr. Carroll is a member of our Audit and Compensation committees.

Brian Corbman

Brian Corbman is the managing director of Ardent Advisors, a consulting company he co-founded in 2003, that specializes in business strategy and corporate advisory services for emerging growth companies.    Previously, he was an institutional salesman at Fulcrum Global Partners from May 2002 to January 2003 and Banc of America Securities from October 2000 to March 2002.  Prior to that, from June 1999 to October 2000, he gained valuable corporate experience working for GSI Commerce, a publicly traded company, where he was the sole corporate development analyst.  A Magna Cum Laude graduate of George Washington University in Washington, DC, he holds a Bachelor’s degree in Business Administration.  Mr. Corbman has also attained the NASD general securities principal Series 24, Series 7 and Series 63 licenses. Mr. Corbman is a member of our Compensation and Nominating Committees.

Paul I. Moskowitz

Paul Moskowitz is a Phi Beta Kappa of Vassar College and Cardozo Law School.  Mr. Moskowitz was a co-founder and partner of a Jacobs and Moskowitz, a New York law firm specializing in corporate and real estate law.  He became affiliated with The World Travel Specialist Group/The Lawyers’ Travel Service (“WTSG/LTS”) in 1988 and served as corporate counsel, representing the travel agency network in legal, real estate, and other business activities.  In 1989, he joined WTSG full time as President and Chief Operating Officer until March 2003, with his primary responsibilities including day-to-day operations which encompassed WTSG’s airline relationships and sales and marketing.  Mr. Moskowitz led the growth of WTSG to one of the top 20 U.S. travel management firms with more than 90 offices throughout the U.S.  Mr. Moskowitz is currently engaged as a consultant for another travel organization. Mr. Moskowitz is a member of our Compensation and Nominating Committees.

Keith Johnson

Mr. Johnson currently serves as President of Efficiency Technologies, Inc., the wholly owned operating subsidiary of Efftec International, Inc.  Prior to that he has been the President and Chief Executive Officer of YRT² (Your Residential Technology Team) in Charlotte, North Carolina, since 2004.  Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Telemetry Company in Dallas, Texas (1997-2004), Senior Vice President - Finance and Administration of Brinks Home Security in Dallas, Texas (1995-1997), and Chief Financial Officer of BAX Global in London, England (1992-1995).  Mr. Johnson has a BS in accounting from Fairfield University in Fairfield, Connecticut. Mr. Johnson is the head of our Audit Committee.

We believe that each of our directors’ experience in business and financial matters qualifies them to serve as one of our directors.

Code of Ethics

The board of directors has adopted a code of ethics applicable to all directors, officers and employees, including our principal executive officer.  A copy of the code of ethics is available at our website at www.chanticleerholdings.com..

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors deliberates executive compensation matters to the extent they are not delegated to the Chief Executive Officer.

Summary Compensation Table

The following table shows the compensation of the Company’s Chief Executive Officer for the two years ended December 31, 2010. The Company has no other executive officers.

Name and Principal Position	Year	Salary	Bonus	Total

Michael D. Pruitt (CEO since	2010	$154,000	$-	$154,000
June 2005) (1)	2009	$171,000	$-	$171,000

(1)	The 2009 compensation includes $11,000 in consulting fees during the time Mr. Pruitt had temporarily discontinued his salary.

Required columns for stock awards, option awards, non-entity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation are omitted from the table above as the amounts are all zero.

Options/SAR Grants Table

There were no grants of options or SARs during the year for the named individual.

Aggregated option/SAR exercises and fiscal year-end option/SAR value table.

There were no option/SAR exercises or any options/SARs outstanding at fiscal year-end for the named individual.

Long-term incentive plan ("LTIP") awards table

There were no LTIP awards during the year for the named individual.

Compensation of directors

Our directors each earned $4,250 for 2010. The fees were approved by the Board and paid in 2011.

The Company intends to pay its Executives and Directors salaries, wages or fees commensurate with experience and industry standards in relationship to the success of the Company.

Employment contracts and termination of employment and changes in control arrangements

The Company does not have any current employment agreements with its officer or directors. The Company intends to pay its executives and directors salaries, wages, or fees commensurate with experience and industry standards in relationship to the success of the company.

The Company does not have any change in control arrangements.

Report on repricing of options/SARs

The Company has no options or SARs outstanding during 2010 or 2009, accordingly, none were repriced.

Director Independence

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of NYSE Amex, we determined that Michael Carroll, Brian Corbman, Paul Moskowitz and Keith Johnson are "independent directors" as defined under the rules of NYSE Amex.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due from related parties

The Company has earned income from and made advances to related parties.  The amounts owed to the Company at September 30, 2011 and December 31, 2010 is as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$6,035
Chanticleer Investors II, LLC	-	46,547
Chanticleer Dividend Fund, Inc.	74,281	30,937
Hoot SA II LLC	825	-
Other	-	750
	$75,106	$84,269

Due to related parties

The Company has received non-interest bearing loans and advances from related parties.  The amounts owed by the Company as of September 30, 2011 and December 31, 2010 are as follows:

	2011	2010

Avenel Financial Group, a company owned by Mr. Pruitt	13,849	46,349
Chanticleer Investors, LLC	4,045	-
Hoot SA I, LLC	15,409	-
Hoot SA III, LLC	-	70,000
Chanticleer Foundation	10,750	-
	$44,053	$116,349

$25,000 of the amount due Avenel Financial Group, a company owned by Mr. Pruitt, the Company’s chief executive officer, was exchanged for a convertible note payable effective January 1, 2011 and converted to common stock on March 30, 2011.

Investments by related parties

Avenel Financial Group invested as a limited partner in the South African Hooters locations. Avenel Financial Group invested $14,000, $12,500, and $25,000 in the Durban, Johannesburg, and Capetown locations, respectively, and is entitled to receive  ___%, ___%, and ___%, respectively, of the SA Profits of each of the locations.  As of ______, 2011, Avenel Financial Group has received an aggregate of $______ in SA Profits.

Management income from affiliates

The Company had management income from its affiliates in the nine months ended September 30, 2011 and 2010, as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$19,875
Chanticleer Investors II, LLC	-	11,171
North American Energy Resources, Inc.	1,750	6,125
Efftec International, Inc.	-	22,500
	$1,750	$59,671

Chanticleer Investors II LLC

The Company manages Investors II and earns management income based on a share of any increase in investment value on an annual basis.  At June 30, 2011, the Company had recorded revenue in the amount of $30,726 for management fees based on investment results for the six months ended June 30, 2011.  During the quarter ended September 30, 2011, the market experienced a significant decline and the losses in the fund exceeded the profits accrued at June 30, 2011.  Accordingly, the Company reversed the $30,726 in previously accrued revenue at September 30, 2011, resulting in negative revenue during the three months ended September 30, 2011 and no revenue for the nine months ended September 30, 211.  The 2010 amount was the amount earned in 2009 but not recorded until received in 2010.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services.  The shares were valued at $10,500, based on the trading price of NAEY at the time.  The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director.

Chanticleer Foundation, Inc.

Chanticleer Foundation, Inc. is a non-profit organization formed for charitable purposes. Mr. Pruitt is President of this company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of September 30, 2011, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	the Company's executive officer;

•	each of the Company's directors; and

•	all of the Company's directors and its executive officer as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203, Charlotte, NC  28277. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of September 30, 2011, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock issued  as of September 30, 2011, was 3,011,954. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares of	Percentage of Class
Name	Common Stock Owned	Pre-offering	Post-offering

Sandor Capital Master Fund LP (1)	298,200	9.9%	3.7%

Robert B. Prag (2)	298,200	9.9%	3.7%

Michael D. Pruitt (3)	404,610	13.4%	5.1%

Michael Carroll	11,000	*	*

Brian Corbman	11,100	*	*

Paul I. Moskowitz	6,200	*	*

Keith Johnson	2,000	*	*

Officers and Directors As a Group (5 Persons)	434,910	14.4%	5.4%

(1)
John S. Lemak has investment and voting control over the securities held by Sandor Capital Master Fund LP.  Sandor maintains principal offices at 2828 Routh Street, Suite 500, Dallas, TX 75201.  The amounts set forth in the table include 174,772 shares of common stock owned by Sandor, 24,700 shares of common stock owned by John S. Lemak, and 98,728 shares of common stock underlying Class A Warrants owned by Sandor.  The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Sandor and John S. Lemak, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock. This information is based solely on information in Schedule 13G.

(2)
Mr. Prag’s address is 2455 El Amigo Road, Del Mar, CA 92014.  The amounts set forth in the table include 152,000 shares of common stock owned by Mr. Prag, 28,000 shares of common stock owned by Del Mar Consulting Group, Inc. Retirement Plan Trust (with respect to which Mr. Prag serves as Trustee), and 115,000 shares of common stock underlying Class A Warrants owned by Mr. Prag.  The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Mr. Prag and Del Mar Consulting Group, Inc. Retirement Plan Trust, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock. This information is based solely on information in Schedule 13G.

(3)
Includes 62,680 shares of common stock held by Avenel Financial Group, Inc., a corporation controlled by Michael D. Pruitt. The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Mr. Pruitt, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock.

* less than 1%

UNDERWRITING

Dawson James Securities, Inc. is acting as the representative of the underwriters. We and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. In connection with this offering and subject to certain terms and conditions, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell, the number of units set forth opposite the name of each underwriter.

Underwriter	Number of Units
Dawson James Securities, Inc.
Total	5,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the units offered by this prospectus, other than those covered by the over-allotment option, if any units are purchased. The underwriters are offering the units when, as and if issued to and accepted by them, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect, that no proceedings for this purpose have been initiated or threatened by the Securities and Exchange Commission, and that our securities have been approved for quotation on the NYSE Amex.

The representative of the underwriters has advised us that the underwriters propose to offer our units to the public at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $______ per unit. The underwriters and selected dealers may reallow a concession to other dealers, including the underwriters, of not more than $______ per unit. After completion of the public offering of the units, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

The underwriters have informed us that they do not expect to confirm sales of our units offered by this prospectus on a discretionary basis.

We have been advised by the representative of the underwriters that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

Pursuant to the underwriting agreement, we have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 750,000 units on the same terms as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the units that the underwriters have agreed to purchase. If the over-allotment option is exercised in full, the total public offering price, underwriting discount and proceeds to us before offering expenses will be $_______, $_______ and $_______, respectively.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•
Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•
Short sales and over-allotments occur when the representative, on behalf of the underwriting syndicate, sells more of our units than it purchases from us in this offering. To cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

•
Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative on behalf of the underwriters in order to reduce a short position incurred by the representative.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

•	If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the Over the Counter Market or otherwise.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters' Compensation

We have agreed to sell the units to the underwriters at the initial offering price of $_______ per unit, which represents the initial public offering price of the units shown on the cover page of this prospectus less the 8% underwriting discount. The underwriting agreement also provides that Dawson James Securities, as representative, will be paid a non-accountable expense allowance equal to 2% of the gross proceeds from the sale of the units offered by this prospectus, excluding any units purchased on exercise of the over-allotment option. We are not required to pay, or reimburse the underwriters for, the legal fees incurred by the underwriters in connection with this offering.

On completion of this offering, we will issue to the representative of the underwriters warrants to purchase up to 400,000 units, which will be identical to the units sold in this offering. The exercise price will be $_______ per unit, which is equal to 115% of the offering price of the units. The representative's warrants will be exercisable at any time beginning one year after the effective date of the registration statement of which this prospectus is part, and will expire on the fifth anniversary of the effective date. In compliance with the lock-up restrictions set forth in FINRA Rule 5110(g)(1), neither the representative's warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one year immediately following the date of effectiveness or commencement of sales of the offering, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period.

The holder of these representative's warrants will have, in that capacity, no voting, dividend or other stockholder rights. Any profit realized on the sale of the units issuable upon exercise of these warrants may be deemed to be additional underwriting compensation. The securities underlying these warrants are being registered pursuant to the registration statement of which this prospectus is a part. During the term of these warrants, the holder thereof is given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time at which these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

The following table summarizes the underwriting discount we will pay to the underwriters and the non-accountable expense allowance we will pay to the representative of the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Per Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Total underwriting discount to be paid by us	$	$	$
Non-accountable expense allowance	$	$	$

Determination of Offering Price

The common stock is quoted on the OTC Bulletin Board under the symbol “CCLR.OB.”  On ___________, 2011, the closing market price of our common stock on the OTC Bulletin Board was $___________.

The public offering price of the units offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the units were:

•	our history and our prospects;

•	the industry in which we operate;

•	the status and development prospects for our products and services;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units can be resold at or above the public offering price.

DESCRIPTION OF SECURITIES

Units

By means of this prospectus we are offering Units at a price of $3.00 per unit. Each Unit consists of one share of our common stock and one warrant.

Initially the common stock and the warrant will only be quoted as part of a unit for a minimum of 30 days unless the representative of the underwriters determines that an earlier date is acceptable. No later than the 45th day following the date of this prospectus, the common stock and the warrants will be quoted separately, and the units will no longer be quoted. We will notify our security holders regarding the separation of our units through the issuance of a press release and publication of a report on Form 8-K in advance of the date our units separate and the common stock and the warrants begin to be quoted separately.

Common Stock

We are authorized to issue 200,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by our Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Warrants

The warrants will be exercisable at any time after they become quoted separately until they either are redeemed or they expire in accordance with their terms on the fifth anniversary of the date of this prospectus. The exercise price of a warrant is $3.45. Beginning six months after the date of this prospectus, the warrants will be redeemable at our option for $____ per warrant upon 30 days' prior written notice, at any time after our common stock has closed at a price which is at least $5.00 per share for at least twenty (20) consecutive trading days. The warrants may only be redeemed if we have a current and effective registration statement available covering the exercise of the warrants.

We will send a written notice of redemption to holders of the warrants at their last known address appearing on the registration records maintained by the warrant agent.  No other form of notice or publication is required.  If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell the warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

We will make adjustment to the terms of the warrants if certain events occur.  If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock we will adjust the total number of shares of common stock purchasable on exercise of warrants that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment.  The aggregate exercise price of the warrant will remain the same in that circumstance but the effective purchase price per share of common stock purchasable and exercise of the warrant will be proportionately reduced because a greater number of shares of common stock will then be purchasable upon exercise of the adjusted warrant.  If, however, we have affected dividend, distribution or stock split that increases our outstanding common stock, we will proportionately increase the number of warrants outstanding rather than increase the number of shares of common stock underlying each warrant.  Each warrant will then continue to be exercised both the same number of shares as before the event requiring the increase in the number of outstanding warrants, but the exercise price of each warrant will be correspondingly reduced.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant has been exercised before the reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that the warrant holders will be entitled to receive upon exercise of the warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was a stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction.  No adjustment to the warrants will be made, however, if a merger or consolidation does not result in a reclassification or change in our outstanding stock.

Other Warrants

During the third quarter of 2011, we issued warrants having a subscription price of $0.04 which entitled our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50.  The warrants have a five year life.  At September 30, 2011, the Company had issued 2,194,509 Class A and Class B warrants.

On August 10, 2011, we issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit.  The Class A Warrant is for 200,000 shares exercisable at $2.75 per share for 10 years and the Class B Warrant is for 225,000 shares exercisable at $3.50 per share for 10 years.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after 'the date of the transaction in which the person became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "Interested Stockholder" did own, 15% or more of the corporation's voting stock.

In addition, our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock and warrant agent is Routh Stock Transfer, Inc., 6860 North Dallas Parkway, Suite 200, Plano, Texas 75024, phone 972-381-2782.

LEGAL MATTERS

The validity of the securities offered b this prospectus will be passed upon for us by Roetzel & Andress, 350 East Las Olas Blvd., Ste. 1150, Fort Lauderdale, Florida 33301.  Certain legal matters in connection with the offering will be passed upon for the underwriters by Greenberg Traurig, P.A., Boca Raton, Florida.

EXPERTS

The consolidated financial statements and schedule of Chanticleer Holdings, Inc. at and for each of the years ended December 31, 2010 and December 31, 2009 have been included herein in reliance upon the reports of Creason & Associates, PLLC, 7170 S. Braden Ave., Suite 100, Tulsa, Oklahoma 74136, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Anyone may inspect a copy of the registration statement or any other reports we file, without charge at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Copies of all or any part of the registration statement may be obtained from that facility upon payment of the prescribed fees.  The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You can find additional information concerning us on our website http://www.chanticleerholdings.com.  Information contained on, or linked from, our website is not and should not be considered a part of this prospectus.

CHANTICLEER HOLDINGS, INC. AND SUBSIDIARIES

CREASON & ASSOCIATES, P.L.L.C.
7170 S. Braden Ave., Suite 100
Tulsa, Oklahoma  74136

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Chanticleer Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Chanticleer Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chanticleer Holdings, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Chanticleer Holdings, Inc. and Subsidiaries will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, Chanticleer Holdings, Inc. has incurred substantial net losses and negative cash flows from operations for the past several years, along with negative working capital.   In addition, the Company has future plans that may require substantial financial obligations.  There can be no assurance that the Company will be able to generate sufficient cash revenues to fund its current operations and fulfill its future commitments.  These conditions raise substantial doubt about Chanticleer Holdings, Inc. and Subsidiaries’ ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

/s/Creason & Associates, P.L.L.C.
Tulsa, Oklahoma
April 1, 2011

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$46,007	$2,374
Accounts receivable	4,258	-
Due from related parties	84,269	32,806
Prepaid expenses	24,184	25,000
TOTAL CURRENT ASSETS	158,718	60,180
Property and equipment, net	25,563	32,125
Available-for-sale investments at fair value	352,500	83,286
Investments accounted for under the equity method	87,200	82,500
Investments accounted for under the cost method	766,598	1,191,598
Deposits and other assets	23,980	3,980
TOTAL ASSETS	$1,414,559	$1,453,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$250,000	$412,500
Accounts payable	211,432	190,482
Accrued expenses	66,103	2,246
Due to related parties	116,349	109,590
Deferred revenue	1,750	20,833
TOTAL CURRENT LIABILITIES	645,634	735,651
Convertible notes payable	686,500	-
TOTAL LIABILITIES	1,332,134	735,651
Commitments and contingencies (Note 13)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 200,000,000 shares; issued 2,571,918 shares and 2,492,752 shares; and outstanding 2,048,688 and 1,969,822 shares at December 31, 2010 and 2009, respectively	257	250
Additional paid in capital	5,456,067	5,255,624
Non-controlling interest	24,175	-
Other comprehensive income (loss)	68,027	(84,000)
Accumulated deficit	(4,929,418)	(3,917,853)
Less treasury stock, 523,230 shares and 522,930 shares at December 31, 2010 and 2009, respectively	(536,683)	(536,003)
	82,425	718,018
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,414,559	$1,453,669

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenue:
Management fee income
Non-affiliates	$20,833	$504,167
Affiliates	115,468	98,811
Total revenue	136,301	602,978
Expenses:
General and administrative expense	946,189	816,198
Deferred acquisition costs	-	279,050
Asset impariment	250,000	50,000
Total expenses	1,196,189	1,145,248
Loss from operations	(1,059,888)	(542,270)
Other income (expense)
Equity in earnings of investments	58,337	23,000
Realized gains from sales of investments	106,035	58,697
Interest income	46,000	23,000
Miscellaneous income	-	50
Interest expense	(140,016)	(33,914)
Other than temporary decline in available-for-sale securities	(40,386)	(342,259)
Total other income (expense)	29,970	(271,426)
Net loss before income taxes	(1,029,918)	(813,696)
Provision for income taxes	-	-
Net loss before non-controlling interest	(1,029,918)	(813,696)
Non-controlling interest	18,353	-
Net loss	(1,011,565)	(813,696)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	152,027	(84,000)
Other comprehensive loss	$(859,538)	$(897,696)

Net earnings (loss) per share, basic and diluted	$(0.51)	$(0.42)
Weighted average shares outstanding	1,990,462	1,928,200

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
Years ended December 31, 2010 and 2009

				Accumulated
				Other
			Additional	Comprehensive	Non-
	Common Stock		Paid-in	Income	Controlling	Accumulated	Treasury
	Shares	Par	Capital	(Loss)	Interest	Deficit	Stock	Total

Balance, December 31, 2008	1,892,752	189	4,643,104	-	-	(3,104,157)	-	1,539,136
Common stock issued for:
Cash proceeds	77,070	8	76,570	-	-	-	-	76,578
Acquisition of DineOut, SA	522,930	53	535,950	-	-	-	(536,003)	-
Available-for-sale securities:
Current year decline	-	-	-	(426,259)	-	-	-	(426,259)
Other than temporary decline	-	-	-	342,259	-	-	-	342,259
Net loss	-	-	-	-	-	(813,696)	-	(813,696)
Balance, December 31, 2009	2,492,752	250	5,255,624	(84,000)	-	(3,917,853)	(536,003)	718,018

Common stock issued for:
Consultants	15,572	1	24,999	-	-	-	-	25,000
Amounts due related party	33,594	3	58,787	-	-	-	-	58,790
Accounts payable	10,000	1	17,499	-	-	-	-	17,500
Director fees	20,000	2	42,498	-	-	-	-	42,500
Beneficial conversion feature of convertible notes payable	-	-	56,660	-	-	-	-	56,660
Available-for-sale securities	-	-	-	152,027	-	-	-	152,027
Purchase treasury stock	-	-	-	-	-	-	(680)	(680)
Non-controlling interest	-	-	-	-	42,528	-	-	42,528
Net loss	-	-	-	-	(18,353)	(1,011,565)	-	(1,029,918)
Balance, December 31, 2010	2,571,918	$257	$5,456,067	$68,027	$24,175	$(4,929,418)	$(536,683)	$82,425

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net loss	$(1,011,565)	$(813,696)
Adjustments to reconcile net loss to net cash used in operating activities:
Other than temporary decline in value of available-for-sale securities	40,386	342,259
Bad debt expense - related party	24,907	-
Non-controlling interest	(18,353)	-
Consulting and other services rendered in exchange for investment securities	(33,000)	(150,000)
Depreciation	11,079	11,481
Equity in earnings of investments	(58,337)	(23,000)
Asset impairment	250,000	50,000
Common stock issued for services	49,375	-
(Gain) loss on sale of investments	(106,035)	(58,697)
Beneficial converstion feature of convertible notes payable	56,660	-
Expense previously deferred acquisition costs	-	279,050
(Increase) decrease in amounts due from affiliate	(46,547)	(24,907)
(Increase) decrease in accounts receivable	(4,258)	(750)
(Increase) decrease in prepaid expenses and other assets	-	(20,745)
Increase in accounts payable and accrued expenses	89,807	26,404
Increase (decrease) in deferred revenue	(19,083)	(354,167)
Advance from related parties for working capital	14,650	100,291
Net cash used by operating activities	(760,314)	(636,477)

Cash flows from investing activities:
Proceeds from sale of investments	281,765	685,197
Investment distribution	16,137	64,371
Purchase of investments	(26,334)	(94,000)
Purchase of property and equipment	(4,517)	(7,446)
Treasury stock acquired	(680)	-
Deposit made for investment	(20,000)	-
Net cash provided by investing activities	246,371	648,122

Cash flows from financing activities:
Proceeds from sale of common stock	-	76,578
Loan proceeds	541,000	400,000
Loan repayment	(4,500)	(500,000)
Loans to related parties	(48,924)	-
Loan from related party	70,000	-
Net cash provided (used) by financing activities	557,576	(23,422)
Net increase (decrease) in cash and cash equivalents	43,633	(11,777)
Cash and cash equivalents, beginning of year	2,374	14,151
Cash and cash equivalents, end of year	$46,007	$2,374

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows, continued
For the Years Ended December 31, 2010 and 2009

	2010	2009

Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$31,999	$19,668
Income taxes	-	-

Non-cash investing and financing activities:
Common stock issued for amounts due related party	$58,790	$-
Common stock issued for accounts payable	17,500	-
Accrued interest paid with increase in note payable	-	12,500
Reclassification of trading security as available-for-sale security	-	126,000
Reclassification of investment accounted for under the cost method as available-for-sale security	100,000	275,000
Investments acquired as compensation for management agreements	-	525,000
Exchange of oil and gas property investment for equity securities classified as trading securities	-	126,000
Deposit transferred to investment accounted for using the equity method	-	20,000

See accompanying notes to consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1.	NATURE OF BUSINESS

ORGANIZATION

Chanticleer Holdings, Inc. (the “Company”) was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware.  The Company previously had limited operations and was considered a development stage company until July 2005.  On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc.  On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its wholly owned subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL") and DineOut SA Ltd. ("DineOut") (the Company sold approximately 7% of DineOut during 2010) collectively referred to as “the Company,” “we,” “us,” or “the Companies”. All significant inter-company balances and transactions have been eliminated in consolidation.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

Information regarding the Company's subsidiaries is as follows:

•
Advisors was formed as a Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company;

•	Ventures was formed as a Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•
AFS was formed as a Nevada Limited Liability Company on February 19, 2009 to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation has not been activated and is expected to initially include captive insurance, CHIRA and trust services;

•	CHL was formed as a Limited Liability Company in Jersey on March 24, 2009 to own the Company's 50% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa;

•	DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to raise capital in Europe.

GOING CONCERN

At December 31, 2010 and 2009, the Company had current assets of $158,718 and $60,180; current liabilities of $645,634 and $735,651; and a working capital deficit of $486,916 and $675,471, respectively.  The Company incurred a loss of $1,011,565 during the year ended December 31, 2010 and had an unrealized gain from available-for-sale securities of $152,027 resulting in a comprehensive loss of $859,538.

The Company's general and administrative expenses averaged approximately $235,000 per quarter during 2010.  The Company expects cost to remain relatively constant in 2011 with probable increases to manage the new Chanticleer Dividend Fund, Inc. offset by expected management fee income.  The Company's share of income from the ownership of the Hooters restaurants in South Africa is also continuing to increase.  In addition, the Company has a note for $250,000 owed to its bank which is due in July 2011.  The Company plans to continue to use limited partnerships to fund its share of costs for additional Hooters restaurants.

The Company expects to meet its obligations in 2011 with some or all of the following:

•
The Company holds 3,724,961 shares in DineOut at December 31, 2010, which are free-trading on the Frankfort Exchange and were trading at approximately €1.30 (approximately $1.74) per share at December 31, 2010.  The Company plans to continue to sell some of these shares to meet its short-term capital requirements;

•	The Company received $400,000 in January 2011 when the acquisition of the Hooters restaurants was completed (See Note 15);

•	Extend a portion of its existing line of credit;

•	Convert its convertible notes payable into common stock (See Note 15);

•	The Company expects to raise all of its cash requirements for the South Africa restaurants from limited partners; and

•
The Company is funding the initial formation of Chanticleer Dividend Fund, Inc., including the registration of its common stock.  The Company expects to get most of its capital outlay back after the registration statement becomes effective (See Note 11).

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists.  These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

2.	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Significant estimates include the valuation of the investments in portfolio companies and deferred tax asset valuation allowances.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company's current source of revenue is from management fees from both affiliated companies and non-affiliated companies.  Our revenue recognition policy provides that revenue is generally realized or realizable and earned when all of the following criteria have been met:
•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller's price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured.
We may collect revenue in both cash and in the equity securities of the company to whom we are providing services.  Typically when we are paid cash for services, it is based on a monthly fee and is recorded when earned.  When we receive equity securities for our management services, we generally receive the securities in advance for our services to be earned over the life of the contract, generally one year.  We value these securities and defer recognition of the revenue over the life of the management contract.

The fair value of the equity instruments received was determined based upon the stock prices as of the date we reached an agreement with the third party.  The terms of the securities are not subject to adjustment after the measurement date.

MARKETABLE EQUITY SECURITIES

Trading securities
The Company's investment in marketable equity securities are carried at fair value and are classified as current assets in the consolidated balance sheets.  Unrealized gains and losses, net of tax, are reported in the statement of operations as unrealized gain (loss) on marketable equity securities.  Gains and losses are reported in the consolidated statements of operations when realized, based on the disposition of specifically identified investments, using a first-in, first-out method.

Available-for-sale securities
The Company’s investments in marketable equity securities which are classified as available-for-sale are carried at fair value.  Investments available for current operations are classified in the consolidated balance sheets as current assets; investments held for long-term purposes are classified as non-current assets.  Unrealized gains and losses, net of tax, are reported in other comprehensive income as a separate component of stockholders’ equity.  Gains and losses are reported in the consolidated statements of operations when realized, determined based on the disposition of specifically identified investments, using a first-in, first-out method.

Investments identified by the Company as being potentially impaired are subject to further analysis to determine if the impairment is other than temporary.  Other than temporary declines in market value from original costs are charged to investment and other income, net, in the period in which the loss occurs.  In determining whether investment holdings are other than temporarily impaired, the Company considers the nature, cause, severity and duration of the impairment.

OTHER INVESTMENTS

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received.  The Company also has equity investments in which it owns less than 20% which are stated at cost.  An impairment loss would be recorded whenever a decline in the value of an equity investment or cost investment is below its carrying amount and is determined to be other than temporary.  In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

FAIR VALUE MEASUREMENTS

For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price we would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date.  In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions.  Preference is given to observable inputs.  These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.
Level 2
Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available.  Our investment committee reviews and approves all investment valuations.

Our available-for-sale equity securities are all valued using Level 1 inputs or Level 2 inputs.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company is required to disclose fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s cash, accounts receivable, accounts payable, convertible notes payable and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

FIXED ASSETS

Fixed assets are stated at cost, less accumulated depreciation.  Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally five and seven years).  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted.  Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists at December 31, 2010 and 2009.  Maintenance and repairs are charged to operations when incurred.  Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INCOME TAXES

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company has provided a valuation allowance for the full amount of the deferred tax assets.

As of December 31, 2010 and 2009 the Company had no accrued interest or penalties relating to any tax obligations.  The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception.  The last three years of the Company's tax years are subject to federal and state tax examination.

STOCK-BASED COMPENSATION

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements.  That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included.  The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

As of December 31, 2010 and 2009, there were no options outstanding.

EARNINGS (LOSS) PER COMMON SHARE

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potentially dilutive shares outstanding.  At December 31, 2010 and 2009, there are no potentially dilutive shares outstanding.  Accordingly, no common stock equivalents are included in the earnings (loss) per share calculations and basic and diluted earnings per share are the same for all periods presented.

COMPREHENSIVE INCOME

Standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. We are required to (a) classify items of other comprehensive income by their nature in financial statements, and (b) display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet for all periods presented.

CONCENTRATION OF CREDIT RISK

Cash is maintained at financial institutions, which at times, may exceed the FDIC insurance limit.

RECLASSIFICATIONS

Certain reclassifications have been made in the financial statements at December 31, 2009 and for the periods then ended to conform to the December 31, 2010 presentation.  The reclassifications had no effect on net loss.

RECENT ACCOUNTING PRONOUNCEMENTS

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  At March 23, 2011, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

3.	INVESTMENTS

INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT DECEMBER 31, 2010 AND 2009.

	2010	2009
Trading securities:
Balance, beginning of year	$-	$-
Shares acquired from a related party	26,334	31,500
Exchange oil and gas property	-	126,000
Transfer to available-for-sale securities	-	(126,000)
Cost of securities sold	(26,334)	(31,500)
Balance, end of year	$-	$-

Proceeds from sale of trading securities	$32,917	$40,197
Gain from sale of trading securities	$6,583	$8,697

	2010	2009
Available for sale securities:
Cost at beginning of year	$83,286	$108,545
Transfer from trading securities	-	126,000
Transfer from investments accounted for by the cost method	100,000	275,000
Received as management fees	33,000	-
Acquired in exchange for DineOut shares	124,573	-
Proceeds from sale of securities	(41,645)	-
Realized loss	(98,741)	(342,259)
Cost at end of year	200,473	167,286
Unrealized gain (loss)	152,027	(84,000)
Total	$352,500	$83,286

	2010	2009
Investments using the equity method:
Balance, beginning of year	$82,500	$1,241,371
Equity in earnings (loss)	58,337	23,000
General partnership formed	-	82,500
Sale of investment	(37,500)	(575,000)
Transfer to investments at cost	-	(575,000)
Asset impairment	-	(50,000)
Distributions received	(16,137)	(64,371)
Balance, end of year	$87,200	$82,500

	2010	2009
Investments at cost:
Balance, beginning of year	$1,191,598	$442,598
Impairment	(250,000)	-
Distributions	-	-
Proceeds from sale of investment	(75,000)
Exchange for marketable equity securities	-	(76,000)
Investment transferred from equity investments	-	575,000
Investment transferred to available-for-sale securities	(100,000)	(275,000)
Investments acquired pursuant to management agreements	-	525,000
Total	$766,598	$1,191,598

AVAILABLE-FOR-SALE SECURITIES

Our available-for-sale securities consist of the following:

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Loss	Gains (Losses)	Value
December 31, 2010
Special Projects Group *	$-	$-	$-	$-
Syzygy Entertainment, Ltd. *	1,286	(1,286)	-	-
Remodel Auction *	40,000	(39,100)	100	1,000
North American Energy	126,000	-	(98,000)	28,000
North American Energy *	10,500	-	(4,500)	6,000
Efftec International, Inc. *	22,500	-	22,500	45,000
Efftec International, Inc. (warrant) *	-	-	22,500	22,500
HiTech Stages	124,573	-	125,427	250,000
	$324,859	$(40,386)	$68,027	$352,500

December 31, 2009
Special Projects Group *	$31,407	$(31,407)	$-	$-
Syzygy Entertainment, Ltd. *	77,138	(75,852)	-	1,286
Remodel Auction *	275,000	(235,000)	-	40,000
North American Energy	126,000	-	(84,000)	42,000
	$509,545	$(342,259)	$(84,000)	$83,286

* Investments acquired in exchange for management services.

Special Projects Group - The transaction in which Special Projects Group was involved to acquire an operating company was cancelled and Special Projects became a shell company.  During 2009, Special Projects was dropped from the Pink Sheets and the Company determined it was an other than temporary impairment and wrote off its remaining investment in 2009.

Syzygy Entertainment, Ltd. - During 2007, the Company acquired 342,814 shares of Syzygy in exchange for a management services contract which covered a one-year period commencing April 1, 2007.  The shares were valued at $1.50 per share, a discount to the listed price at that time.  Also during 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.

As a result of the above transactions, the Company owns 642,814 shares of Syzygy with a cost of $1,114,221 and a fair value as of December 31, 2010 of $0.  The Company considers this decline in value to be other than temporary and has recognized an impairment loss of $75,852 in 2009 and $1,286 in 2010.

Remodel Auction Incorporated - Remodel Auction Incorporated was formed to launch and operate an online listing service for remodeling projects.  The Company received 167 shares of Remodel Auction common stock in exchange for providing management services for one year, effective January 1, 2009.  We valued our initial investment of 167 shares at 50% of the price Remodel was receiving from third parties for its stock, $125,000.  Remodel Auction began trading under the symbol REMD on August 10, 2009, and the Company received an additional 167 shares of Remodel common stock pursuant to its management agreement.  We recorded the additional 167 shares at the trading price of the stock on that date of $900 per share and recognized $150,000 in management income.  Remodel Auction began trading on the Pink Sheets, and the market price was readily determinable.  Therefore, the Company transferred this investment from investments accounted for by the cost method to available-for-sale securities.  The market value of Remodel Auction was approximately the same as the original cost at the time of the transfer.  Accordingly, the transfer was recorded at the original cost.  At December 31, 2009, the common stock had declined to $120 per share and the Company determined that the loss was other-than temporary and recorded a loss of $235,000 on its investment in Remodel Auction common stock.  During 2010, the Company recognized an additional impairment of $39,100.  At December 31, 2010, the Company valued its investment at $1,000 and recorded an unrealized gain of $100.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade.  The Company initially classified the NAEY as a trading security when it was acquired based on the Company's intent to begin selling the shares before the end of 2009.  In November 2009 the Company decided that it would not sell the stock in the near term and determined that the investment should be reclassified as an available-for-sale security and classified as non-current, due to uncertainties about when it would be sold.  At the time of the decision to reclassify the investment as available-for-sale, the trading price and value were approximately equal to the cost.  Accordingly, upon the transfer at fair value, the shares were transferred at $126,000, the original cost to the Company.  At December 31, 2010 and 2009, the stock had declined to $0.04 and $0.06 per share and the Company recorded an unrealized loss of $98,000 and $84,000, respectively, based on the Company's determination that the price decline was temporary.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services.  The shares were initially valued at $10,500, based on the trading price at the time.  At December 31, 2010, the Company recorded an unrealized loss of $4,500 based on the market value of $6,000.

NAEY appointed a new management team in December 2010 and appears to have an opportunity for the stock price to recover.  Accordingly, the Company determined that the decline was temporary.

Vought Defense Systems Corp. - On May 31, 2006, we acquired debt owed by Atlas Defense Systems, Inc. ("ADS") and formerly Vought Defense Systems Corp. ("VDSC") (formerly, Lifestyle Innovations, Inc.) with a face value of $1,177,395 for $100,000 in cash.  Lifestyle has traded under the symbol LFSI and has only had a deminimus amount of income from a royalty during the last three years.  LFSI is not currently a reporting company.  The debt was converted into a note with interest at 12% on July 1, 2008.  We owned approximately 28% of the debt of LFSI at December 31, 2009.  LFSI was valued at approximately $400,000 as a shell, ($100,000 for the Company's interest) based on estimates provided by an attorney knowledgeable in the area.

On February 16, 2010, a majority of the shareholders of LFSI approved a name change to Vought Defense Systems Corp. and a 1 for 545 reverse stock split of the issued shares of common stock.  On February 17, 2010, VDSC acquired 100% of RedTide Defense Group, Inc. ("RedTide") which has created a solution to a growing worldwide demand for the manufacturing of Unmanned Aerial Vehicles ("UAVs").  RedTide owns and operates www.redtidedefense.com.  The Company's debt was converted into 449,959 shares of VDSC common stock.  The Company sold all of its shares for total proceeds of $41,645 and recorded a loss of $58,355 during the last three quarters of 2010.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc.  The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided.  The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction.  At December 31, 2010, the shares were valued at $0.30 per share and the $22,500 increase in value plus the value of the option of $22,500 was included in accumulated other comprehensive income (loss).

EffTec has developed a powerful, easy to use, Internet-based chiller tool called EffTrack™ that:

•	Collects, stores and analyzes chiller operating data,

•	Calculates and trends chiller performance,
•	Diagnoses the cause of chiller inefficiencies,
•	Notifies plant contacts when problems occur,
•	Recommends corrective actions,
•	Measures the results of corrective actions and
•	Provides cost analysis of operational improvements.

Chillers are the single largest energy-using component in most industrial or commercial type facilities using water-cooled chillers for comfort or process cooling and can consume up to 50% of the facility’s electrical usage.  There is a vast array of operational and mechanical problems that occur causing a chiller to lose performance.  Even small inefficiencies can result in thousands of dollars in energy waste.

HiTech Stages, Ltd. - HiTech Stages, Ltd. ("HiTech") is registered in the UK and is listed on the Frankfurt Stock Exchange (Symbol "JT2.F").  HiTech, in conjunction with a manufacturer, has developed a mobile event stage, including multimedia, which can be packed in three 20' x 8' x 8' containers.  The stage can be fully assembled in less than one hour and deployed and operational in ten minutes, including the set-up of all lighting, sound and video systems.  This is a revolutionary first in the event business and will rent for approximately one-half of the cost of conventional stage systems.  HiTech is in its initial funding stage and intends to raise up to $5.5 million to finance the manufacture of the first stage and build the distribution support services.

The Company acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut.  The transaction was initially recorded as an available-for-sale security at the average net sales price of DineOut shares of $124,573.  At December 31, 2010, HiTech closed on the Frankfurt Stock Exchange at €1.00 ($1.34).  Due to the start-up status of HiTech and limited trading volume, the Company valued its investment at $250,000 at December 31, 2010.

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Equity investments consist of the following at December 31, 2010 and December 31, 2009:

	2010	2009
Carrying value:
Chanticleer & Shaw Foods Pty. Ltd. (50%)	$87,200	$82,500
	$87,200	$82,500

Activity from equity investments during the year ended December, 2010 and 2009 follows:

	2010	2009
Equity in earnings (loss):
Chanticleer Investors, LLC	N/A	$23,000
Hoot S.A. I, LLC (20%)	27,448	N/A
Hoot S.A. II, LLC (20%)	30,889	N/A
	$58,337	$23,000
Distributions:
Chanticleer Investors, LLC	N/A	$23,000
Hoot S.A. I, LLC (20%)	16,137	N/A
Hoot S.A. II, LLC (20%)	-	N/A
Investment liquidation	-	41,371
	$16,137	$64,371

The summarized financial data for the Hoot SA limited partnerships of which we owned 20% in 2010 and Chanticleer Investors LLC, of which we owned 23% until May 2009, follows:

	2010	2009
		(6 months)

Revenue	$3,942,663	$150,000
Gross profit	2,717,191	150,000
Income from continuing operations	545,432	99,940
Net income	545,432	99,940

The summarized balance sheet of the Hoot SA limited partnerships as of December 31, 2010 is as follows:

2010
ASSETS
Current assets	$101,900
Non-current assets	$1,604,500
TOTAL ASSETS	$1,706,400
LIABILITIES
Current liabilities	$172,700
PARTNER'S EQUITY	$1,533,700
TOTAL LIABILITIES AND PARTNERS' EQUITY	$1,706,400

Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010.  In the initial restaurant CHL has a 10% interest in restaurant cash flows until the limited partners receive payout and a 40% interest in restaurant cash flows after limited partner payout.  The second location opened in Johannesburg in June 2010 and a third location is planned to open in Cape Town in the spring of 2011.

Chanticleer Investors LLC - the Company reduced its interest in Investors LLC during 2009 and transferred the remaining investment to investments accounted for under the cost method at that time.  The Company recorded $23,000 in earnings from equity investments and received a distribution of $23,000 before it sold 1/2 of its interest for the book value of $575,000.  See Investments accounted for under the cost method below for additional details.

First Choice Mortgage - this partnership discontinued operations at the end of 2008 and a final distribution of $41,371 was received in 2009.

Confluence Partners - the Company formed a partnership in which it owned 50% and its partner owned 50%.  Each partner contributed $50,000 and the resulting $100,000 was invested with a group that raises funds for a SPAC.  The SPAC was delayed due to the current market conditions and the Company elected to fully impair its investment at December 31, 2009 due to these uncertainties.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

Investments at cost consist of the following at December 31, 2010 and 2009:

	2010	2009

Chanticleer Investors, LLC	$500,000	$575,000
Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
BreezePlay, Inc.	-	250,000
Lifestyle Innovations, Inc.	-	100,000
Chanticleer Investors II	16,598	16,598
	$766,598	$1,191,598

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009, which reduced its ownership from 23% to 11.5%.  Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method.  In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset is a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000.  We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC).  Edison Nation was formed to provide equity capital for new inventions and help bring them to market.  The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products.  This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties.  Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business.  Edison Nation has repaid the majority of its debt and expects to begin making distributions to its owners during 2011.  Based on the current status of this investment, the Company does not consider the investment to be impaired.

BreezePlay, Inc. - BreezePlay™ LLC (“BreezePlay”), headquartered in Charlotte, NC, was an energy solutions provider serving the needs of residents and utilities via partnership programs with major utilities. BreezePlay offered a proprietary monitoring system called EnviroScape™, which was the only residential consumer energy management product on the market that monitors residential energy consumption 24/7 to provide actual usage and rate data, and that enables customers the ability to automatically adjust systems to effect consumption and automate savings.  We valued the 250,000 shares we received in BreezePlay at $250,000, the price at which BreezePlay was selling its common stock to unrelated parties.  We received the shares in exchange for management services which were provided from February 1, 2009 through January 31, 2010.  We recognized eleven months of income in 2009 and recognized the remaining balance in 2010.  BreezePlay was unable to complete its funding to establish its business plan and based on the Company's analysis determined to fully impair its investment at December 31, 2010.

Vought Defense Systems Corp. - On May 31, 2006, we acquired debt owed by Vought Defense Systems Corp. ("VDSC") (formerly, Lifestyle Innovations, Inc.) with a face value of $1,177,395 for $100,000 in cash.  Lifestyle has traded under the symbol LFSI and has only had a deminimus amount of income from a royalty during the last three years.  LFSI is not currently a reporting company.  The debt was converted into a note with interest at 12% on July 1, 2008.  We owned approximately 28% of the debt of LFSI at December 31, 2009.  LFSI was valued at approximately $400,000 as a shell, ($100,000 for the Company's interest) based on estimates provided by an attorney knowledgeable in the area.

On February 16, 2010, a majority of the shareholders of LFSI approved a name change to Vought Defense Systems Corp. and a 1 for 545 reverse stock split of the issued shares of common stock.  The Company's debt was converted into 449,959 shares of VDSC common stock in March 2010.  In March 2010, the stock was transferred to available-for-sale securities and by the end of 2010, the Company had sold all of its shares for proceeds of $41,645 and recognized a loss of $58,355.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership.  Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits.

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2010 and 2009:

	2010	2009

Office and computer equipment	$29,371	$26,337
Furniture and fixtures	47,686	46,203
	77,057	72,540
Accumulated depreciation	(51,494)	(40,415)
	$25,563	$32,125

5.	NOTES PAYABLE

At December 31, 2010 and 2009, the Company had notes payable as follows:

5.	NOTES PAYABLE

At December 31, 2010 and 2009, the Company had notes payable as follows:

	2010	2009

Line-of credit with a bank with interest at Wall Street Prime +1% (minimum of 5.5%) payable monthly; due in monthly payments of $1,729 commencing February 10, 2011 with the balance due in full on July 10, 2011; collateralized by substantially all assets of the Company; guaranteed by Mr. Pruitt	$250,000	$250,000

Note payable to an individual with interest at 18%; due June 30, 2010; refinanced as a convertible note payable on December 31, 2010	-	162,500
	$250,000	$412,500

6.	CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2010, the Company issued convertible notes payable with a total principal balance of $691,000 and made a partial repayment of $4,500.  The convertible notes include interest at 10% per annum, which is payable quarterly beginning on April 1, 2010 until maturity on January 4, 2012.  The convertible notes are convertible into our common stock at the rate of $1.75 per share, effective March 23, 2011 (392,286 shares).  The conversion price was below the market price of our common stock on the date the convertible notes were issued.  Accordingly, $56,660 of the proceeds were allocated to the intrinsic value of the conversion feature by crediting additional paid in capital and charging interest expense, since the notes were immediately convertible.  The effective interest rate including the beneficial conversion feature was 24.8% in 2010.  All of the convertible notes were converted to our common stock effective March 30, 2011.

7.	ACQUISITION RELATED COSTS

FASB ASC 805-10-25-23 replaced prior guidance and became effective January 1, 2009.  Acquisition-related costs are defined as costs the acquirer incurs to effect a business combination.  The acquirer shall account for acquisition-related costs as expenses in the periods in which the costs are incurred and the services received.  Pursuant to the Company's planned acquisition of HI, the Company incurred $279,050 in acquisition-related costs which were capitalized in 2008 pursuant to accounting guidance in effect at that time.

FASB ASC 805-10-25-23 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 15, 2008.  Accordingly, on January 1, 2009 the Company charged its previously capitalized acquisition costs to expense on that date.

8.	DEFERRED REVENUE

The Company receives equity securities from companies for which it provides management services.  Generally the securities are issued in advance of the period over which the service is to be provided, generally one year.  The Company values the equity instruments received based upon the stock prices as of the date we reached an agreement with the third party and defers the related revenue.  The revenue is then recognized over the period earned.  Deferred revenue consists of the following during the years ended December 31, 2010 and 2009.

	2010	2009

Balance at beginning of year	$20,833	$-
Additions:
North American Energy common stock	10,500
Remodel Auction common stock	-	125,000
BreezePlay, Inc. common stock	-	250,000
Amortization	(29,583)	(354,167)
Balance end of year	$1,750	$20,833

9.	INCOME TAXES

During the years ended December 31, 2010 and 2009, the provision for income taxes (all deferred) differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before provision for income taxes as a result of the following:

	2010	2009

Computed "expected" income tax expense (benefit)	$(343,900)	$(276,700)
State income taxes, net of federal benefit	(40,500)	(32,500)
Travel, entertainment and other	10,100	(8,900)
Valuation allowance	374,300	318,100
Income tax expense (benefit)	$-	$-

Significant components of net deferred income tax assets are as follows:

	2010	2009

Investments	$8,900	$461,700
Net operating loss carryforwards	1,381,600	1,003,300
Foreign losses	-	16,500
Capital loss carryforwards	478,300	13,000
Total deferred tax assets	1,868,800	1,494,500
Valuation allowance	(1,868,800)	(1,494,500)
Net deferred tax assets	$-	$-

The Company has a net operating loss carryforward of approximately $3,656,000, which will expire at various dates beginning in 2024 through 2030, if not utilized.  The Company has a capital loss carryforward of $1,258,000 which expires in 2015 if not utilized.  The tax basis of investments exceeds their book cost by approximately $23,000.

10.	STOCKHOLDERS’ EQUITY

The Company has 200,000,000 shares of its $0.0001 par value common stock authorized and 2,571,918 and 2,492,752 shares issued and 2,048,688 and 1,969,822 shares outstanding at December 31, 2010 and 2009, respectively.  There are no warrants or options outstanding.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

2010 Transactions

During the year ended December 31, 2010, the Company issued: 15,572 shares of its common stock valued at $25,000 to two consultants for consulting services; 33,594 shares of its common stock valued at $58,790 for amounts due a related party; and issued 10,000 shares for $17,500 in accounts payable.  Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for directors fees valued at $42,500.

2009 Transactions

During the year ended December 31, 2009, the Company sold 77,070 shares of its common stock for proceeds in the amount of $76,578.  In addition, the Company issued 522,930 shares of its common stock to form a new subsidiary, DineOut, which was valued at $536,003 and has been included in treasury stock upon consolidation.

11.	RELATED PARTY TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties.  The amounts owed by the Company as of December 31, 2010 and 2009 are as follows:

	2010	2009

Tyler Industrial Group, a company partially owned by Mr. Pruitt	$-	$58,590
Chanticleer Investors, LLC	-	6,000
Hoot SA III, LLC	70,000	-
Avenel Financial Group, a company owned by Mr. Pruitt	46,349	33,000
Personal friend of Mr. Pruitt	-	12,000
	$116,349	$109,590

The Company issued 33,594 shares of its common stock in exchange for the amount due to Tyler Industrial Group during 2010.

Due from related parties

The Company has earned income from and made advances to related parties.  The amounts owed to the Company at December 31, 2010 and 2009 is as follows:

	2010	2009

Green St. Energy, Inc.	$-	$24,907
Chanticleer Investors, LLC	6,035	7,149
Chanticleer Investors II, LLC *	46,547	-
Chanticleer Dividend Fund, Inc.	30,937	-
Other	750	750
	$84,269	$32,806

*Collected March 15, 2011.

Management income from affiliates

The Company had management income from its affiliates in 2010 and 2009, as follows:

	2010	2009

Chanticleer Investors, LLC	$26,500	$63,250
Chanticleer Investors II LLC	57,718	561
Green St. Energy, Inc.	-	24,000
Efftec International, Inc.	22,500	-
North American Energy Resources, Inc.	8,750	-
Syzygy Entertainment, Ltd.	-	11,000
	$115,468	$98,811

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset is a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“Hooters”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and includes an increase in interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC at December 31, 2008 and until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  The Company sold $75,000 of its investment in December 2010, leaving it with a balance of $500,000 at December 31, 2010.

The Company received management income of $26,500 and $63,250 in 2010 and 2009, respectively, for its management services, which is included in management income from affiliates.  The Company recorded earnings from its equity investment of $23,000 in 2009.  After the Company sold 1/2 of its investment in May 2009, the Company's earnings of $46,000 and $23,000 was included in interest income in 2010 and 2009, respectively.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $57,718 ($46,547 was collected March 15, 2011 and $11,171 was collected in 2010) and $561 in 2010 and 2009, respectively.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

Green St. Energy, Inc. ("Green St.")

Mr. Pruitt was a director of Green St. and during 2009, the Company billed Green St. $24,000 for management services and advanced $907 for Green St. expenses.  This amount was included in bad debt expense at December 31, 2010.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services.  The shares and option were valued at $22,500, based on the trading price of Efftec at the time.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services.  The shares were valued at $10,500, based on the trading price of NAEY at the time.  The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director.

Syzygy Entertainment, Ltd. ("Syzygy")

Mr. Pruitt was a director of Syzygy until his resignation on June 1, 2009.  Revenue in 2009 included $11,000 in cash management fees from Syzygy.  During 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.  The Company owns 642,814 shares of Syzygy which have been fully impaired at December 31, 2010.

Other

The Company acquired trading securities from a related party for $26,334 and $31,500 which were sold for $32,917 and $40,197 in 2010 and 2009, respectively.

12.	SEGMENTS OF BUSINESS

The Company is organized into two active segments as of the end of 2010.  One of which was added during 2009 and had its initial revenue in 2010.

Management and consulting services ("Management")
The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.  The Company will also provide management services to CDF.

Insurance and specialized financial services ("Insurance")
We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation has not been activated and is expected to initially include captive insurance, CHIRA and trust services.

Operation of restaurants (South Africa) ("Restaurants")
The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  The initial restaurant opened December 2009 in Durban, South Africa and operations commenced in January 2010.  In the initial restaurant CHL has a 10% interest in total restaurant cash flows until the limited partners receive payout and a 40% interest in total restaurant cash flows after limited partner payout.  The second location opened in Johannesburg in June 2010 and a third location is planned to open in Cape Town during the spring of 2011.  The Company's cash requirement has been financed with limited partnerships.

Financial information regarding the Company's segments is as follows for 2010 and 2009.

Year ended December 31, 2010

	Management	Insurance	Restaurants	Total

Revenues	$136,301	$-	$-	$136,301

Interest expense	$140,016	$-	$-	$140,016

Depreciation and amortization	$11,079	$-	$-	$11,079

Profit (loss)	$(949,904)	$-	$58,337	$(891,567)
Investments and other				(138,351)
Non-controlling interest				18,353
				$(1,011,565)

Assets	$208,261	$-	$87,200	$295,461
Investments				1,119,098
				$1,414,559

Liabilities	$1,332,134	$-	$-	$1,332,134

Expenditures for non-current assets	$4,517	$-	$-	$4,517

Year ended December 31, 2009

	Management	Insurance	Restaurants	Total

Revenues	$602,978	$-	$-	$602,978

Interest expense	$33,914	$-	$-	$33,914

Depreciation and amortization	$11,481	$-	$-	$11,481

Profit (loss)	$(702,734)	$(15,000)	$(43,451)	$(761,185)
Investments and other				$(52,511)
				$(813,696)

Assets	$71,285	$-	$107,500	$178,785
Investments				$1,274,884
				$1,453,669

Liabilities	$708,651	$-	$27,000	$735,651

Expenditures for non-current assets	$7,446	$-	$62,500	$69,946

13.	COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for its office for a term of one year with monthly lease payments of $2,100.

On April 23, 2009, the Company through its 50% joint venture agreement with Shaw Holdings (Chanticleer & Shaw Pty, Ltd.) entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The initial plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations January 1, 2010.  A location in Johannesburg opened in June 2010 and a location in Cape Town is scheduled to open in the spring of 2011. The majority of the Company's financial commitments have been and will be covered with limited partner commitments.

14.	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

December 31, 2010
Assets:
Available-for-sale securities	$352,500	$101,500	$251,000	$-

December 31, 2009
Assets:
Available-for-sale securities	$83,286	$83,286	$-	$-

At December 31, 2010 and 2009, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above.  Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.  Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investment accounted for under the equity and cost methods.  Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

In 2010, the Company considered a cost basis investment to be impaired and recognized an impairment loss of $250,000 in the consolidated statement of operations.  In 2009, the Company considered an equity method investment to be impaired and recognized an impairment loss of $50,000 in the consolidated statement of operations.  These impairments were determined using Level 3 inputs to determine the estimated fair value, which was determined to be less than the recorded amounts.

See Note 3 for further details of the Company's investments.

15.	SUBSEQUENT EVENTS

ACQUISITION OF HOOTERS RESTAURANTS

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

COMMON STOCK SPLIT

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

CONVERTIBLE NOTES PAYABLE

Effective March 30, 2011 the holders of the $686,500 in convertible notes payable and other obligations totaling $35,000 were converted into 412,286 shares of the Company's common stock.

WARRANT REGISTRATION

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933.  The Registration Statement, when effective, would register one Class A Warrant and one Class B Warrant for each common share of the Company issued.  The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50.  The warrants have a five year life.

Chanticleer Holdings, Inc. and Subsidiaries

INDEX

Page
No.

Part I	Financial Information (unaudited)

Item 1:	Condensed Consolidated Financial Statements

	Balance Sheets as of September 30, 2011 and December 31, 2010	80
	Statements of Operations – For the Three Months Ended September 30, 2011 and 2010	81
	Statements of Operations – For the Nine Months Ended September 30, 2011 and 2010	82
	Statements of Cash Flows – For the Nine Months Ended September 30, 2011 and 2010	83
	Notes to Financial Statements	85
Item 2:	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3:	Quantitative and Qualitative Disclosure about Market Risk
Item 4:	Controls and Procedures

Part II	Other Information

Item 1:	Legal Proceedings
Item 1A:	Risk Factors
Item 2:	Unregistered Sales of Equity Securities and Use of Proceeds
Item 3:	Defaults Upon Senior Securities
Item 4:	Submission of Matters to a Vote of Security Holders
Item 5:	Other Information
Item 6:	Exhibits

PART 1:  FINANCIAL INFORMATION
ITEM 1:  CONDENSED FINANCIAL STATEMENTS

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2011 (Unaudited) and December 31, 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$223,857	$46,007
Accounts receivable	66,667	4,258
Due from related parties	75,106	84,269
Prepaid expenses	99,238	24,184
Total current assets	464,868	158,718
Property and equipment, net	17,990	25,563
Available-for-sale investments at fair value	105,618	352,500
Investments accounted for under the equity method	786,560	87,200
Investments accounted for under the cost method	766,598	766,598
Deposits	23,980	23,980
Total assets	$2,165,614	$1,414,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$191,821	$211,432
Accrued expenses	13,071	66,103
Notes payable and current portion of long-term debt	1,301,723	250,000
Deferred revenue	-	1,750
Due to related parties	44,053	116,349
Total current liabilities	1,550,668	645,634
Long-term debt, less current portion	238,026	686,500
Total liabilities	1,788,694	1,332,134
Commitments and contingencies

Stockholders' equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued 3,011,954 and 2,571,918 shares and outstanding 2,498,724 and 2,048,688 shares at September 30, 2011 and at December 31, 2010, respectively	301	257
Additional paid in capital	6,436,348	5,456,067
Non-controlling interest	48,359	24,175
Other comprehensive income (loss)	(156,213)	68,027
Accumulated deficit	(5,425,455)	(4,929,418)
Less treasury stock, 513,230 shares and 523,230 shares at September 30, 2011 and December 31, 2010, respectively	(526,420)	(536,683)
Total stockholders' equity	376,920	82,425
Total liabilities and stockholders' equity	$2,165,614	$1,414,559

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended September 30, 2011 and 2010
(Unaudited)

	2011	2010
Management and consulting revenue
Affiliate	$(30,726)	$9,250
Other	25,000	-
	(5,726)	9,250
Expenses:
General and administrative expense	280,446	163,177
	280,446	163,177
Loss from operations before income taxes	(286,172)	(153,927)
Income taxes	-	-
Loss from operations	(286,172)	(153,927)

Other income (expense)
Realized gain from sales of investments	-	(1,658)
Other than temporary decline in available-for-sale securities	(147,973)	-
Equity in earnings (losses) of investments	(20,820)	21,597
Interest and other income	-	11,500
Interest expense	(41,190)	(27,421)
Total other income (expense)	(209,983)	4,018
Net loss before non-controlling interest	(496,155)	(149,909)
Non-controlling interest	399	553
Net loss	(495,756)	(149,356)
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	(172,031)	(62,901)
Net comprehensive Income (loss)	$(667,787)	$(212,257)

Net loss per share, basic and diluted	$(0.20)	$(0.07)
Weighted average shares outstanding	2,477,759	2,009,272

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	2011	2010
Management and consulting revenue
Affiliate	$1,750	$59,671
Other	466,667	20,833
	468,417	80,504
Expenses:
General and administrative expense	769,732	657,249
	769,732	657,249
Loss from operations before income taxes	(301,315)	(576,745)
Income taxes	-	-
Loss from operations	(301,315)	(576,745)

Other income (expense)
Realized gain from sales of investments	19,991	149,350
Other than temporary decline in available-for-sale securities	(147,973)	(40,386)
Equity in earnings (losses) of investments	(9,256)	42,850
Interest and other income	5,016	34,500
Interest expense	(63,876)	(104,396)
Total other income (expense)	(196,098)	81,918
Net loss before non-controlling interest	(497,413)	(494,827)
Non-controlling interest	1,376	430
Net loss	(496,037)	(494,397)
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	(224,240)	38,946
Net comprehensive loss	$(720,277)	$(455,451)

Net loss per share, basic and diluted	$(0.21)	$(0.25)
Weighted average shares outstanding	2,332,222	1,969,822

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	2011	2010
Cash flows from operating activities
Net earnings (loss)	$(496,037)	$(494,397)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Other than temporary decline in available-for-sale securities	147,973	40,386
Depreciation	7,573	8,281
Equity in (earnings) loss of investments	9,256	(42,850)
Beneficial conversion feature of convertible notes payable	-	49,994
Amortization to interest expense of value of warrants	12,588	-
Common stock issued for services	29,723	-
Investment received in exchange for management services	-	(33,000)
Realized (gains) losses from sales of investments	(19,991)	(149,350)
Bad debt expense	750	-
Non-controlling interest	(1,376)	(430)
Change in other assets and liabilities:
(Increase) decrease in accounts receivable	(62,410)	(2,482)
(Increase) decrease in prepaid expenses and other assets	(14,507)	2,500
Increase (decrease) in accounts payable and accrued expenses	(53,054)	44,163
Advances from (repayment to) related parties	(38,883)	3,174
Increase (decrease) in deferred revenue	(1,750)	(16,459)
Net cash used in operating activities	(480,145)	(590,470)
Cash flows from investing activities
Purchase of fixed assets	-	(3,628)
Purchase of investments	(877,228)	(26,334)
Purchase of treasury stock	-	(680)
Proceeds from sale of treasury stock	26,401	-
Distributions from equity investments	8,140	11,833
Proceeds from sale of investments	190,325	182,710
Net cash provided by (used in) operating activities	(652,362)	163,901
Cash flows from financing activities
Proceeds from sale of common stock warrants, net	20,608	-
Loan repayment	(5,251)	(4,500)
Loan proceeds	1,295,000	441,000
Net cash provided by financing activities	1,310,357	436,500
Net increase (decrease) in cash and cash equivalents	177,850	9,931
Cash and cash equivalents, beginning of period	46,007	2,374
Cash and cash equivalents, end of period	$223,857	$12,305
		(Continued)

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows, continued
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	2011	2010

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$85,176	$20,139
Income taxes	-	-

Non-cash investing and financing activities:
Investments received for management consulting contracts	-	33,000
Due to related party exchanged for convertible note payable	25,000	-
Convertible notes payable exchanged for common stock	711,500	-
Accrued interest exchanged for common stock	10,000	-
Common stock issued for loan from related party	-	58,790
Investment exchanged for another investment	-	124,573
Investment contributed by the Company's CEO	125,331	-
Common stock issued for prepaid consulting contract	44,850	10,000

See accompanying notes to condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2011
(Unaudited)

NOTE 1:	NATURE OF BUSINESS

(1)
Organization – The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. (“Holdings”) and its wholly owned subsidiaries Chanticleer Advisors LLC (“Advisors”), Avenel Ventures LLC ("Ventures"), Avenel Financial Services LLC ("Financial"), Chanticleer Holdings Limited ("CHL"), Chanticleer Holdings Australia Pty, Ltd. ("CHA"), Chanticleer Investment Partners, LLC ("CIP") and DineOut S.A. Ltd. ("DineOut") (Holdings owns 88.99% at September 30, 2011) (collectively the “Company”, "Companies," “we”, or “us”).  All significant intercompany balances and transactions have been eliminated in consolidation.  Holdings was organized October 21, 1999, under the laws of the State of Delaware.  On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc. and on May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

Information regarding the Company's subsidiaries is as follows:

•
Advisors was formed as a Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company (for additional information, see www.chanticleer advisors.com);

•	Ventures was formed as a Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•
CHL is wholly owned and was formed as a Limited Liability Company in Jersey on March 24, 2009 and now owns 100% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa.  CHL owned 50% of Hooters SA, GP until September 2011, when it acquired the remaining 50%;

•
DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to finance growth activity for the Company around the world.  DineOut's common stock is listed on the Frankfurt stock exchange.  As of September 30, 2011, the Company has sold 11.01% of its interest in DineOut;

•	CHA was formed on September 30, 2011 in Australia as a wholly-owned subsidiary to invest in Hooters Restaurants in Australia;

•
AFS was formed as a Nevada Limited Liability Company on February 19, 2009 to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS's business operation had never been activated and was discontinued in September 2011; and

•
CIP was formed as a North Carolina Limited Liability Company on September 20, 2011.  CIP has not commenced business at September 30, 2011.  The intended use of CIP will be to manage separate and customized investment accounts for investors.  The Company plans to register CIP as a registered investment advisor so that it can market openly to the public.

(2)
General - The consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation.  These consolidated financial statements have not been audited.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations for interim reporting.  The Company believes that the disclosures contained herein are adequate to make the information presented not misleading.  However, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report for the period ended December 31, 2010, which is included in the Company’s Form 10-K/A.

(3)
Going Concern - At September 30, 2011 and December 31, 2010, the Company had current assets of $464,868 and $158,718; current liabilities of $1,550,668 and $645,634; and a working capital deficit of $1,085,800 and $486,916, respectively.  The Company had a loss of $496,037 during the nine months ended September 30, 2011 and had an unrealized loss from available-for-sale securities of $224,240 resulting in a comprehensive loss of $720,277.

The Company's general and administrative expenses were $769,732 during the nine months ended September 30, 2011 as compared to $657,249 in the same period of 2010.  The Company expects its general and administrative cost to be approximately $250,000 for the remaining quarter of 2011.

As of September 30, 2011, the Company had raised the following amounts from limited partners and made its own LP contributions for its share of cost of the Durban and Johannesburg restaurants which opened in 2010 and the Cape Town restaurant which opened in June of 2011.  The Johannesburg and Cape Town restaurants are expected to require some additional funding to settle outstanding liabilities, but all are expected to operate with positive cash flow in the future.

	Durban	Johannesburg	Cape Town	Total

Other limited partners	$351,500	$412,500	$433,250	$1,197,250
Chanticleer LP interest	9,299	68,596	183,861	261,756
	$360,799	$481,096	$617,111	$1,459,006

The Company expects to meet its obligations in the next twelve months with some or all of the following:

•
During the quarter ended September 30, 2011, the Company executed a line of credit with its bank in the amount of $2,000,000 and at September 30, 2011 had borrowed $920,000.  This line of credit is planned to be used for the buy-out of the other GP in South Africa and for investments in other countries, as discussed elsewhere herein.  The Company plans to sell its common stock in the future with the intended use of the funds to repay existing loans and complete restaurant expansion plans;

•
The Company currently is receiving its share of earnings from the Durban and Johannesburg, South Africa restaurants which commenced operations in 2010 and will begin receiving its share of earnings from the Cape Town, South Africa location which opened in June of 2011;

•
The Company is funding the initial formation of Chanticleer Dividend Fund, Inc. ("CDF"), including the registration of its common stock.  The Company expects to get most of its capital outlay back after the registration statement becomes effective and CDF begins raising funds; and

•
The Company has completed a registration statement on Form S-1, which was declared effective on July 14, 2011, to register one Class A Warrant and one Class B Warrant for each share of the Company issued.  The Company raised $20,608, net of legal and professional fees from the sale of the warrants.

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists.  These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

(4)
Reclassifications - Certain reclassifications have been made in the financial statements at December 31, 2010 and for the periods ended September 30, 2010 to conform to the September 30, 2011 presentation.  The reclassifications had no effect on net earnings (loss).

(5)
Fair value measurements - For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price we would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date.  In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions.  Preference is given to observable inputs.  These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.
Level 2
Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available.  Our investment committee reviews and approves all investment valuations.

Our available-for-sale equity securities are all valued using Level 1 or Level 2 inputs.

Management has determined that it will not, at this time, adopt fair value accounting for nonfinancial assets or liabilities currently recorded in the consolidated financial statements, which includes property and equipment, equity method investments, investments carried at cost, deposits and other assets.

(6)
New accounting pronouncements - There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  At October 31, 2011, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company when adopted.

NOTE 2:                      INVESTMENTS

INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT SEPTEMBER 30, 2011 AND DECEMBER 31, 2010.

	2011	2010
Trading securities:
Balance, beginning of year	$-	$-
Shares acquired from a related party	-	26,334
Cost of securities sold	-	(26,334)
Balance, end of period	$-	$-

Proceeds from sale of trading securities	$-	$32,917
Gain from sale of trading securities	$-	$6,583

	2011	2010
Available for sale securities:
Cost at beginning of year	$284,473	$167,286
Transfer from investments accounted for by the cost method	-	100,000
Contributed by the Company's CEO	125,331	-
Received as management fees	-	33,000
Acquired in exchange for DineOut shares	-	124,573
Impairment	(147,973)	-
Proceeds from sale of securities	-	(41,645)
Realized loss	-	(98,741)
Cost at end of period	261,831	284,473
Unrealized gain (loss)	(156,213)	68,027
Total	$105,618	$352,500

	2011	2010
Investments using the equity method:
Balance, beginning of year	$87,200	$82,500
Investments made	716,756	-
Equity in earnings (loss)	(9,256)	58,337
Sale of investment	-	(37,500)
Distributions received	(8,140)	(16,137)
Balance, end of period	$786,560	$87,200

	2011	2010
Investments at cost:
Balance, beginning of year	$766,598	$1,191,598
Impairment	-	(250,000)
Proceeds from sale of investment	-	(75,000)
Investment transferred to available-for-sale securities	-	(100,000)
Total	$766,598	$766,598

AVAILABLE-FOR-SALE SECURITIES

Our available-for-sale securities consist of the following:

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Loss	Gains (Losses)	Value
September 30, 2011
Remodel Auction *	$900	$(900)	$-	$-
North American Energy	126,000	-	(98,000)	28,000
North American Energy *	10,500	-	(4,500)	6,000
North American Energy	125,331	-	(53,713)	71,618
Efftec International, Inc. *	22,500	(22,500)	-	-
Efftec International, Inc. (warrant) *	-	-	-	-
HiTech Stages	124,573	(124,573)	-	-
	$409,804	$(147,973)	$(156,213)	$105,618

December 31, 2010
Syzygy Entertainment, Ltd. *	$1,286	$(1,286)	$-	$-
Remodel Auction *	40,000	(39,100)	100	1,000
North American Energy	126,000	-	(98,000)	28,000
North American Energy *	10,500	-	(4,500)	6,000
Efftec International, Inc. *	22,500	-	22,500	45,000
Efftec International, Inc. (warrant) *	-	-	22,500	22,500
HiTech Stages	124,573	-	125,427	250,000
	$324,859	$(40,386)	$68,027	$352,500

* Investments acquired in exchange for management services.

HiTech Stages, Ltd. - HiTech Stages, Ltd. ("HiTech") is registered in the UK and is listed on the Frankfurt Stock Exchange (Symbol "JT2.F").  HiTech, in conjunction with a manufacturer, has developed a mobile event stage, including multimedia, which can be packed in three 20' x 8' x 8' containers.  The stage can be fully assembled in less than one hour and deployed and operational in ten minutes, including the set-up of all lighting, sound and video systems.  This is a revolutionary first in the event business and will rent for approximately one-half of the cost of conventional stage systems.  HiTech is in its initial funding stage and intends to raise up to $5.5 million to finance the manufacture of the first stage and build the distribution support services.

The Company acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut.  The transaction was initially recorded as an available-for-sale security at the average net sales price of DineOut shares of $124,573.  At December 31, 2010, HiTech closed on the Frankfurt Stock Exchange at €1.00 ($1.34).  Due to the start-up status of HiTech and limited trading volume, the Company valued its investment at $250,000 at December 31, 2010.  At September 30, 2011, the value of HiTech had dropped to near zero and the Company determined that its investment was permanently impaired.  Accordingly, the Company fully impaired its investment in HiTech.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade.  The Company initially classified the NAEY as a trading security when it was acquired based on the Company's intent to begin selling the shares before the end of 2009.  In November 2009 the Company decided that it would not sell the stock in the near term and determined that the investment should be reclassified as an available-for-sale security and classified as non-current, due to uncertainties about when it would be sold.  At the time of the decision to reclassify the investment as available-for-sale, the trading price and value were approximately equal to the cost.  Accordingly, upon the transfer at fair value, the shares were transferred at $126,000, the original cost to the Company.  At December 31, 2010, the stock had declined to $0.04 per share and the Company recorded an unrealized loss of $98,000, based on the Company's determination that the price decline was temporary.  At September 30, 2011, the Company valued the stock at $0.04 with an unrealized loss of $98,000.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services.  The shares were initially valued at $10,500, based on the trading price at the time.  At December 31, 2010, the Company recorded an unrealized loss of $4,500 based on the market value of $6,000.  At September 30, 2011, the Company recorded an unrealized loss of $4,500 based on a market value of $6,000.

During June 2011, the Company's CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time.  At June 30, 2011, the Company recorded an unrealized loss of $53,713 based on a market value of $71,618.  Mr. Pruitt did not receive additional compensation as a result of this transfer.

NAEY appointed a new management team in December 2010.  On October 31, 2011, NAEY announced it had agreed to purchase a number of onshore and offshore oil and gas fields from a private seller for $175 Million in cash, subject to certain purchase price adjustments at closing.  The acquisition is subject to due diligence, financing and other customary closing conditions.  Accordingly, the Company determined that the decline was temporary.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc.  The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided.  The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction.  At December 31, 2010, the shares were valued at $0.30 per share and the $22,500 increase in value plus the value of the option of $22,500 was included in accumulated other comprehensive income (loss).  At September 30, 2011 and immediately after, the value of the EffTec stock dropped to near zero.  The Company determined the reduction was other than temporary and impaired its investment to zero.

EffTec has developed a powerful, easy to use, Internet-based chiller tool called EffTrack™ that:

•      Collects, stores and analyzes chiller operating data,
•      Calculates and trends chiller performance,
•      Diagnoses the cause of chiller inefficiencies,
•      Notifies plant contacts when problems occur,
•      Recommends corrective actions,
•      Measures the results of corrective actions and
•      Provides cost analysis of operational improvements.

Chillers are the single largest energy-using component in most industrial or commercial type facilities using water-cooled chillers for comfort or process cooling and can consume up to 50% of the facility’s electrical usage.  There is a vast array of operational and mechanical problems that occur causing a chiller to lose performance.  Even small inefficiencies can result in thousands of dollars in energy waste.

Remodel Auction Incorporated - Remodel Auction Incorporated was formed to launch and operate an online listing service for remodeling projects.  The Company received 167 shares of Remodel Auction common stock in exchange for providing management services for one year, effective January 1, 2009.  We valued our initial investment of 167 shares at 50% of the price Remodel was receiving from third parties for its stock, $125,000.  Remodel Auction began trading under the symbol REMD on August 10, 2009, and the Company received an additional 167 shares of Remodel common stock pursuant to its management agreement.  We recorded the additional 167 shares at the trading price of the stock on that date of $900 per share and recognized $150,000 in management income.  Remodel Auction began trading on the Pink Sheets, and the market price was readily determinable.  Therefore, the Company transferred this investment from investments accounted for by the cost method to available-for-sale securities.  The market value of Remodel Auction was approximately the same as the original cost at the time of the transfer.  Accordingly, the transfer was recorded at the original cost.  At December 31, 2009, the common stock had declined to $120 per share and the Company determined that the loss was other-than temporary and recorded a loss of $235,000 on its investment in Remodel Auction common stock.  During 2010, the Company recognized an additional impairment of $39,100.  At December 31, 2010, the Company valued its investment at $1,000 and recorded an unrealized gain of $100.  At September 30, 2011, the Company valued its investment at $0 and recorded an impairment loss for the remaining balance of $900.

Syzygy Entertainment, Ltd. - During 2007, the Company acquired 342,814 shares of Syzygy in exchange for a management services contract which covered a one-year period commencing April 1, 2007.  The shares were valued at $1.50 per share, a discount to the listed price at that time.  Also during 2007, Mr. Pruitt contributed 300,000 shares of Syzygy Entertainment, Ltd. to the Company, which was valued by the investment committee at $600,000 on the dates contributed.  Mr. Pruitt did not receive additional compensation as a result of the transfers.

As a result of the above transactions, the Company owns 642,814 shares of Syzygy with an original cost of $1,114,221 and a fair value as of September 30, 2011 and December 31, 2010 of $0.  The Company considers this decline in value to be other than temporary and has recognized an impairment loss for the full amount of the investment.

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

In the third quarter of 2011, the Company determined it would increase the direction of its business on the ownership and operation of Hooters franchises.  In this regard, the Company has made the following investments and is initially directing its efforts in the countries discussed below.

Equity investments consist of the following at September 30, 2011 and December 31, 2010:

	2011	2010
Carrying value:
South Africa	$536,560	$87,200
Australia	250,000	-
	$786,560	$87,200

Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner ("GP") interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa.  During September 2011, the Company purchased the remaining 50% GP interest and now owns 100% of the GP interest.  The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010.  The second location opened in Johannesburg in June 2010 and a third location opened in Cape Town in June of 2011.  The Company owns the following interest before the acquisition and after the acquisition as of September 30, 2011.  After the LPs receive their investment back plus a 20% return, the LP interest will reduce to 20% and the GP interest will increase to 80% in each of these three restaurants.  After completing the acquisition and effective October 1, 2011, the Company formed a management company to operate the current South African Hooters locations.  We own 80% of the management company and key management company personnel own the remaining 20%.

	Before Acquisition			After Acquisition
	GP	LP	Total	GP	LP	Total

Durban	10.00%	1.17%	11.17%	20.00%	1.17%	21.17%

Johannesburg	10.00%	8.32%	18.32%	20.00%	24.70%	44.70%

Cape town	10.00%	15.85%	25.85%	20.00%	32.73%	52.73%

Activity from equity investments in South Africa during the nine months ended September 30, 2011 and 2010 (the restaurant in Australia is not scheduled to open until January 2012):
	2011	2010
Equity in earnings (loss):
Durban	(4,901)	21,023
Johannesburg	(9,933)	21,827
Cape Town	5,578	-
	$(9,256)	$42,850
Distributions:
Durban	6,248	11,834
Johannesburg	1,892	-
Cape Town	-	-
	$8,140	$11,834

The summarized financial data for our three restaurants in South Africa is as follows for the nine months ended September 30, 2011 and 2010.

	2011	2010

Revenues	$3,364,265	$2,696,902
Gross profit	2,122,073	1,715,081
Income from continuing operations	125,730	269,519
Net income	125,730	269,519

•
Chanticleer Holdings Australia Pty, Ltd ("CHA") - We are partnering with the current Hooters franchisee in Australia in a joint venture.  The first Hooters restaurant under this joint venture (which will be the third Hooters restaurant to be opened in Australia) is expected to open in January 2012 in Campbelltown, a suburb of Sydney and we will own a 49% interest.  We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.  We have invested $250,000 as of September 30, 2011.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

Investments at cost consist of the following at September 30, 2011 and December 31, 2010.

	2011	2010

Chanticleer Investors, LLC	$500,000	$500,000
Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
Chanticleer Investors II	16,598	16,598
	$766,598	$766,598

Chanticleer Investors LLC - On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company received a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  In December 2010, the Company sold an additional $75,000 of its investment at cost.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

The Company received $400,000 in January 2011 for services provided in completion of the purchase of HOA and TW by HOA LLC.  The Company has a consulting agreement with HOA LLC and is scheduled to receive $100,000 in January of each year for director and other services provided by Mr. Pruitt.  We have accrued eight months of the consulting fee in the amount of $66,667 at September 30, 2011.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and now carries its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000.  We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC).  Edison Nation was formed to provide equity capital for new inventions and help bring them to market.  The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products.  This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties.  Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business.  Edison Nation has repaid the majority of its debt and expects to begin making distributions to its owners during 2011.  Based on the current status of this investment, the Company does not consider the investment to be impaired.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership.  Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits.

NOTE 3:	LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable are summarized as follows.

	September 30,	December 31,
	2011	2010

$2,000,000 line of credit with a bank, interest at Wall Street Journal Prime +0.5% (minimum of 4.5%) payable monthly; due August 20, 2012; collateralized by a certificate of deposit owned by a shareholder; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	$920,000	$-

Note payable to a bank due in monthly installments of $1,739 including interest at Wall Street Journal Prime + 1% (minimum of 5.5%); remaining balance due August 10, 2013; collateralized by substantially all of the Company's assets and guarnateed by Mr. Pruitt	244,749	250,000

18% convertible notes payable; interest payable quarterly; due on the six-month anniversary of the date issued; convertible under the same terms as the subsequent capital raised in connection with a public offering of the Company's securities	375,000	-

10% convertible notes payable; interest payable quarterly; due January 4, 2010; converted into common stock at the rate of $1.75 per share on March 30, 2011	-	686,500
	1,539,749	936,500
Notes payable and current portion of long-term debt	1,301,723	250,000
Long-term debt, less current portion	$238,026	$686,500

The Company pays the shareholder whose certificate of deposit is used as collateral on the $2,000,000 line of credit 1% of the outstanding balance on the line of credit monthly.  In addition, the Company issued warrants to the shareholder, as described in Note 6.

During the three months ended March 31, 2011, the Company issued convertible notes payable with a total principal balance of $25,000 in exchange for an amount due a related party of $25,000.  The convertible notes included interest at 10% per annum, which was payable quarterly beginning on April 1, 2010 until maturity on January 4, 2012.  The convertible notes were convertible into our common stock at the rate of $1.75 per share.  Convertible notes with a face value of $711,500 and accrued interest of $10,000 were converted into 412,286 shares of our common stock on March 30, 2011.

NOTE 4:	RELATED PARTY TRANSACTIONS

Due from related parties

The Company has earned income from and made advances to related parties.  The amounts owed to the Company at September 30, 2011 and December 31, 2010 is as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$6,035
Chanticleer Investors II, LLC	-	46,547
Chanticleer Dividend Fund, Inc.	74,281	30,937
Hoot SA II LLC	825	-
Other	-	750
	$75,106	$84,269

Due to related parties

The Company has received non-interest bearing loans and advances from related parties.  The amounts owed by the Company as of September 30, 2011 and December 31, 2010 are as follows:

	2011	2010

Avenel Financial Group, a company owned by Mr. Pruitt	13,849	46,349
Chanticleer Investors, LLC	4,045	-
Hoot SA I, LLC	15,409	-
Hoot SA III, LLC	-	70,000
Chanticleer Foundation	10,750	-
	$44,053	$116,349

$25,000 of the amount due Avenel Financial Group was exchanged for a convertible note payable effective January 1, 2011 and converted to common stock on March 30, 2011.

Management income from affiliates

The Company had management income from its affiliates in the nine months ended September 30, 2011 and 2010, as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$19,875
Chanticleer Investors II, LLC	-	11,171
North American Energy Resources, Inc.	1,750	6,125
Efftec International, Inc.	-	22,500
	$1,750	$59,671

Chanticleer Investors LLC

See Note 2.

Chanticleer Investors II LLC

The Company manages Investors II and earns management income based on a share of any increase in investment value on an annual basis.  At June 30, 2011, the Company had recorded revenue in the amount of $30,726 for management fees based on investment results for the six months ended June 30, 2011.  During the quarter ended September 30, 2011, the market experienced a significant decline and the losses in the fund exceeded the profits accrued at June 30, 2011.  Accordingly, the Company reversed the $30,726 in previously accrued revenue at September 30, 2011, resulting in negative revenue during the three months ended September 30, 2011 and no revenue for the nine months ended September 30, 211.  The 2010 amount was the amount earned in 2009 but not recorded until received in 2010.  See Note 2.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services.  The shares were valued at $10,500, based on the trading price of NAEY at the time.  The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director.  See Note 2.

Chanticleer Foundation

A non-profit organization formed for charitable purposes.

NOTE 5:	COMMITMENTS AND CONTINGENCIES

Lease

Effective August 1, 2009, the Company entered into an office lease agreement for its office with a term of one year and monthly lease payments of $2,100.  During the quarter ended September 30, 2011, the lease term expired and the Company is continuing to occupy the space on a month-to-month basis.

Hooters South Africa

On April 23, 2009, the Company's wholly owned subsidiary CHL through its 50% ownership of Chanticleer & Shaw Pty, Ltd. entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The current plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations effective January 1, 2010.  A location in Johannesburg opened in June 2010 and the third location opened in Cape Town during June of 2011.  A fourth location at Emperor's Palace Casino in Johannesburg is expected to open in January 2012.  Our total expected cost is $850,000.

During September 2011, the Company acquired the remaining 50% ownership of Chanticleer & Shaw Pty, Ltd. and now owns all of the GP interest and the LP interest listed in Note 2.

Hooters Australia

We are partnering with the current Hooters franchisee in a joint venture.  The first Hooters restaurant under this joint venture (which will be the third Hooters restaurant to be opened in Australia) is expected to open in January 2012 in Campbelltown, a suburb of Sydney and we will own a 49% interest.

At September 30, 2011, we have advanced $250,000 of our expected total cost of $650,000 for our share of the Campbelltown location cost.  We have agreed to participate in a second location in Australia under the same terms with an anticipated total cost for our share of $650,000.

NOTE 6:	STOCKHOLDERS' EQUITY

The Company has 200,000,000 shares of its $0.0001 par value common stock authorized and 3,011,954 and 2,571,918 shares issued and 2,498,724 and 2,048,688 shares outstanding at September 30, 2011 and December 31, 2010, respectively.  There are no options outstanding.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders.  All share references have been adjusted as if the split occurred prior to all periods presented.

Warrants

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933.  The Registration Statement was declared effective on July 14, 2011 and registers one Class A Warrant and one Class B Warrant for each common share of the Company issued.  The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50.  The warrants have a five year life.  At September 30, 2011, the Company had issued 2,194,509 Class A and Class B warrants.  Proceeds from the offering are summarized as follows.

Proceeds from sales of Class A and Class B warrants	$87,780
Legal and professional fees incurred for offering	(67,172)
$20,608

On August 10, 2011, the Company issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit discussed in Note 3.  The Class A Warrant is for 200,000 shares exercisable at $2.75 per share for 10 years and the Class B Warrant is for 225,000 shares exercisable at $3.50 per share for 10 years.  The warrants were valued using Black-Scholes at $906,351.  This amount will be amortized to interest expense over the ten year life of the warrants.  At September 30, 2011, interest expense includes $12,588 in amortization.

2011 Transactions

On March 30, 2011, the Company issued 412,286 shares of its common stock in exchange for convertible notes payable with a balance of $711,500 and accrued interest of $19,588.

On July 28, 2011, the Company issued 10,000 shares of its common stock in exchange for consulting services valued at $21,500.

On September 23, 2011, the Company issued 15,000 shares of its common stock in exchange for consulting services to be performed valued at $44,850.

On September 23, 2011, the Company issued 2,750 shares of its common stock in exchange for services performed and valued at $8,223.

2010 Transactions

During the year ended December 31, 2010, the Company issued: 15,572 shares of its common stock valued at $25,000 to two consultants for consulting services; 33,594 shares of its common stock valued at $58,790 for amounts due a related party; and issued 10,000 shares for $17,500 in accounts payable.  Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for directors fees valued at $42,500.

NOTE 7:	SEGMENTS OF BUSINESS

The Company is organized into two segments as of September 30, 2011.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.

Operation of Hooters restaurants ("Restaurants")

Hooters South Africa - On April 23, 2009, the Company's wholly owned subsidiary CHL through its 50% ownership of Chanticleer & Shaw Pty, Ltd. entered into a franchise agreement with HOA to open and operate Hooters restaurants in the Republic of South Africa.  The current plan calls for four restaurants in the first phase with three additional locations to be added later.  The first restaurant opened in December 2009 in Durban and commenced operations effective January 1, 2010.  A location in Johannesburg opened in June 2010 and the third location opened in Cape Town during June of 2011.  A fourth location at Emperor's Palace Casino in Johannesburg is expected to open in January 2012.

During September 2011, the Company acquired the remaining 50% ownership of Chanticleer & Shaw Pty, Ltd. and now owns all of the GP interest and the LP interest listed in Note 2.

Hooters Australia - We are partnering with the current Hooters franchisee in a joint venture.  The first Hooters restaurant under this joint venture (which will be the third Hooters restaurant to be opened in Australia) is expected to open in January 2012 in Campbelltown, a suburb of Sydney and we will own a 49% interest.

Financial information regarding the Company's segments is as follows for the three months ended September 30, 2011 and 2010.

Three months ended September 30, 2011

	Management	Restaurants	Total

Revenues	$(5,726)	$-	$(5,726)

Interest expense	$41,190	$-	$41,190

Depreciation and amortization	$2,512	$-	$2,512

Profit (loss)	$(327,362)	$(20,820)	$(348,182)
Investments and other			(147,973)
			(496,155)
Non-controlling interest			399
			$(495,756)

Assets	$506,838	$786,560	$1,293,398
Investments			872,216
			$2,165,614

Liabilities	$1,071,938	$716,756	$1,788,694

Expenditures for non-current assets	$-	$-	$-

Three months ended September 30, 2010

	Management	Restaurants	Total

Revenues	$9,250	$-	$9,250

Interest expense	$27,422	$-	$27,422

Depreciation and amortization	$2,713	$-	$2,713

Profit (loss)	$(181,348)	$21,597	$(159,751)
Investments and other			9,842
			(149,909)
Non-controlling interest			553
			$(149,356)

Assets	$89,336	$76,016	$165,352
Investments			1,400,571
			$1,565,923

Liabilities	$1,118,615	$25,000	$1,143,615

Expenditures for non-current assets	$3,628	$-	$3,628

Financial information regarding the Company's segments is as follows for the nine months ended September 30, 2011 and 2010.

Nine months ended September 30, 2011

	Management	Restaurants	Total

Revenues	$468,417	$-	$468,417

Interest expense	$63,876	$-	$63,876

Depreciation and amortization	$7,573	$-	$7,573

Profit (loss)	$(365,191)	$(9,256)	$(374,447)
Investments and other			(122,966)
			(497,413)
Non-controlling interest			1,376
			$(496,037)

Nine months ended September 30, 2010

	Management	Restaurants	Total

Revenues	$80,504	$-	$80,504

Interest expense **	$104,396	$-	$104,396

Depreciation and amortization	$8,281	$-	$8,281

Profit (loss)	$(681,141)	$42,850	$(638,291)
Investments and other			143,464
			(494,827)
Non-controlling interest			430
			$(494,397)

** includes $49,994 fro the beneficial conversion feature of converetible notes payable.

NOTE 8:	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

September 30, 2011
Assets:
Available-for-sale securities	$105,618	$105,618	$-	$-

December 31, 2010
Assets:
Available-for-sale securities	$352,500	$101,500	$251,000	$-

At September 30, 2011 and December 31, 2010, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above.  Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.  Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.  The Company recorded an other than temporary decline in available-for-sale securities in the amount of $147,973 at September 30, 2011.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investment accounted for under the equity and cost methods.  Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

In the fourth quarter of 2010, the Company considered a cost basis investment to be impaired and recognized an impairment loss of $250,000 in the consolidated statement of operations.  This impairment was determined using Level 3 inputs to determine the estimated fair value, which was determined to be less than the recorded amounts.

See Note 2 for further details of the Company's investments.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table shows the costs and expenses payable by the Company in connection with the registration statement.

SEC Registration Fee		$4,425.57
FINRA Filing Fee		$2,363
Blue Sky Fees and Expenses		$60,000
Underwriter’s Non-accountable Expense allowance		$300,000
Printing Expenses		$20,000
Accounting Fees and Expenses		$20,000
Legal Fees and Expenses		$150,000
Miscellaneous Expenses		$5,000
Total	$

All expenses, other than the SEC and FINRA filing fees, are estimated.

ITEM 14.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Our officers and directors are indemnified as provided by the Delaware General Corporate Law and our bylaws. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our bylaws provide that we shall indemnify our directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

During the three months ended September 30, 2009, the Company sold 38,535 shares of its common stock for net proceeds of $76,578 pursuant to a Reg S offering.

During the three months ended December 31, 2009, the Company issued 261,465 shares of its common stock valued at $2.05 per share based on the trading price on the issuance date, October 29, 2009, to DineOut for 4,000,000 shares of DineOut common stock.  DineOut is a wholly owned subsidiary at December 31, 2009 and the value of these shares of $536,003 is included in treasury stock at December 31, 2009 upon consolidation.

During the three months ended June 30, 2010, the Company issued 16,797 shares of its common stock to a related party in exchange for $58,790 in loans previously made to the Company.  The shares were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

During the three months ended September 30, 2010, the Company issued 3,500 shares of its common stock to a consultant in exchange for a one year consulting agreement valued at $10,000.  The shares were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

In December 2010, the Company issued 4,286 shares of its common stock to a consultant in exchange for a six-month consulting agreement valued at $15,000.   The shares were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

During the third quarter of 2011, the Company entered into three convertible notes with three accredited investors for an aggregate principal amount of $375,000. The convertible notes are unsecured, and have a six month term, and  bear interest at an 18% annual interest rate, payable quarterly. The notes were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

On August 10, 2011, the Company issued 10 year Common Stock Warrants to an accredited investor, 200,000 at $2.75 and 225,000 at $3.50, as a facilitation fee for guaranteeing the Company’s bank line of credit. The warrants were issued pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement (1)
3.1(a)	Articles of Incorporation (2)
3.1(b)	Certificate of Merger, filed May 2, 2005 (3)
3.1(c)	Certificate of Amendment, filed July 16, 2008 (1)
3.1(d)	Certificate of Amendment, filed March 18, 2011 (4)
3.2	Bylaws (2)
4.1	Form of Common Stock Certificate
4.2	Form of Unit Certificate (1)
4.3	Form of Warrant Certificate (1)
4.4	Form of Warrant Agreement (1)
4.5	Form of Representative’s Warrant (1)
5	Legal opinion of Counsel (1)
10.1	Revolving Credit Facility dated August 10, 2011 between the Company and Paragon Commercial Bank
10.2	Form of Franchise Agreement between the Company and Hooters of America, LLC
21	Subsidiaries
23.1	Consent of Roetzel & Andress LPA (1)
23.2	Consent of Creason & Associates, P.L.L.C.

(1)	To be filed via amendment to this Form S-1.
(2)	Incorporated by reference to the Registration Statement on Form 10-SB filed on February 15, 2000.
(3)	Incorporated by reference from Exhibit 2.1 to the Quarterly Report on Form 10-Q, filed August 15, 2011.
(4)	Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed on March 18, 2011.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of this offering;

4.           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.           The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt deliver to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on December 2, 2011.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chairman & Chief Executive Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below hereby authorizes the agent for service named in this registration statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as such agent for service deems appropriate, and the registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Michael D. Pruitt	Chairman of the Board of Directors, CEO, CFO and Director	December 2, 2011
Michael D. Pruitt	(Principal Executive Officer and Principal Financial Officer)

/s/ Michael Carroll	Director	December 2, 2011
Michael Carroll

/s/ Brian Corbman	Director	December 2, 2011
Brian Corbman

/s/ Paul I. Moskowitz	Director	December 2, 2011
Paul I. Moskowitz

/s/ Keith Johnson	Director	December 2, 2011
Keith Johnson

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (1)
3.1(a)	Articles of Incorporation (2)
3.1(b)	Certificate of Merger, filed May 2, 2005 (3)
3.1(c)	Certificate of Amendment, filed July 16, 2008 (1)
3.1(d)	Certificate of Amendment, filed March 18, 2011 (4)
3.2	Bylaws (2)
4.1	Form of Common Stock Certificate
4.2	Form of Unit Certificate (1)
4.3	Form of Warrant Certificate (1)
4.4	Form of Warrant Agreement (1)
4.5	Form of Representative’s Warrant (1)
5	Legal opinion of Counsel (1)
10.1	Credit Facility dated August 10, 2011 between the Company and Paragon Commercial Bank
10.2	Form of Franchise Agreement between the Company and Hooters of America, LLC
21	Subsidiaries
23.1	Consent of Roetzel & Andress LPA (1)
23.2	Consent of Creason & Associates, P.L.L.C.

(1)	To be filed via amendment to this Form S-1.
(2)	Incorporated by reference to the Registration Statement on Form 10-SB filed on February 15, 2000.
(3)	Incorporated by reference from Exhibit 2.1 to the Quarterly Report on Form 10-Q, filed August 15, 2011.
(4)	Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed on March 18, 2011.